Exhibit 10.9

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

DATED: 15 February 2019

FRAMEWORK PARTNERING AGREEMENT

BETWEEN

COALITION FOR EPIDEMIC

PREPAREDNESS INNOVATIONS

AND

CUREVAC AG

Award Ref:

(Award Ref:       )

THIS AGREEMENT is made the                           15th day of February                                 2019 (the “Effective Date”),

BETWEEN:

1.	COALITION FOR EPIDEMIC PREPAREDNESS INNOVATIONS, a not-for-profit international association existing under Norwegian law with address at Marcus Thranesgate 2, PO Box 123 Torshov, N-0412 Oslo, Norway (“CEPI”); and

2.	CUREVAC AG, a German corporation with address at Paul-Ehrlich-Strasse 15, 72076 Tübingen (the “Partner”).

WHEREAS:

A.	CEPI is a public-private not-for-profit coalition including civil and philanthropic organizations, established: (i) to finance, coordinate and support the development of new vaccine platform technologies and new vaccines to prevent and contain infectious disease epidemics; (ii) working with its partners and relevant government agencies to ensure that vaccines developed are provided on an equitable basis to all populations who need them; and (iii) to ensure adequate stockpiles and manufacturing capacity of vaccines and vaccine platforms developed for epidemic situations.

B.	The Partner has applied to CEPI under call “CfP2: Platform Technologies to enable rapid vaccine development for epidemic prone infections” for funding to undertake a project entitled “Rapid Response mRNA Vaccine Platform for Epidemic Preparedness” led by [*****], of the Partner.

C.	Partner is a biopharmaceutical company that is a pioneer and technology leader in messenger ribonucleic acid (“mRNA”) based vaccination approaches. Partner Controls intellectual property rights regarding the development and manufacture of mRNA based products, including manufacturing know-how licensed from Tesla Grohmann Automation GmbH (“TGA”). The manufacturing know-how licensed from TGA is targeted at establishing an automated manufacturing platform. Partner is interested to make its intellectual property available to further develop under this Agreement, including the TGA know-how for an automated manufacturing platform for the manufacture of mRNA-based products (the Platform, as defined below).

D.	This Agreement sets out the terms and conditions governing the performance of the project, funding of the project and how the results of the project will be used to further CEPI’s mission.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement the following words have the meaning given below or given to them in relevant Clauses of this Agreement:

1.1.1.	“Additional Work Package” means a Work Package of work under the Project to be agreed between the Parties from time to time in addition to those agreed upon on the Effective Date, and funded by CEPI which may be related to Products;

1.1.2.	“Additional Work Package Statements” means the statement of activities, timeline, Partner Contribution, Milestones, Milestone Dates, Additional Work Package budget and payment schedule for a particular Additional Work Package agreed between the Parties. The template for Work Package Statements is the same as that for Additional Work Package Statements and is attached at Schedule 1;

1.1.3.	“Affiliate” means any corporation or other business entity controlled by, controlling or under common control with the relevant Party. “control”, “controlled” and “controlling” for purposes of this definition shall mean: (i) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in an entity; or (ii) possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that entity (whether through ownership of securities or other ownership interests, by contract or otherwise). Regarding the Partner, Affiliate shall not include Mr. Hopp and dievini Hopp BioTech holding GmbH & Co. KG and/or any other entity controlled by Mr. Hopp and/or dievini Hopp Bio Tech holding GmbH & Co. KG;

1.1.3.	“Affected Territory” means the geographic area of any country where there is an Outbreak or that is at risk of an Outbreak taking into account epidemiological data, travel and migration patterns and the lack of availability of other products or product candidates;

1.1.4.	“Agreement” means this agreement including any Schedules attached hereto and any Work Package Statements and Additional Work Package Statements;

1.1.5.	“Approved Regulatory Authority” means the EU European Medicines Agency, the US Food and Drug Administration, SwissMedic, Japanese PMDA, Australian Therapeutic Goods Agency, South Korean Ministry of Drug Safety, Health Canada, the United Kingdom Medicines and Healthcare Products Regulatory Agency (MHRA) or Singapore Health Sciences Authority and, in each case, any successor authority and any other regulatory authority agreed to by the Parties as being an Approved Regulatory Authority;

1.1.6.	“Assessors” as defined in Clause 9.3

1.1.7.	“Background Technology” means the Technology in the Field Controlled by Partner on the Effective Date, excluding, however, the Technology that Partner has licensed from Acuitas Therapeutics, Inc. (subject only to the limited license set forth below), and only to the extent such Technology is required for:

(i)	undertaking any Work Packages or Additional Work Packages;

(ii)	the protection or exploitation of Project Technology;

(iii)	Developing the Platform;

(iv)	Manufacturing Products; and

(v)	the Technology Transfer of the Platform to Trusted Manufacturer(s).

1.1.8.	In accordance with and subject to the terms and conditions of this Agreement, included in the Background Technology will be a license from Acuitas Therapeutics, Inc. for the Project Vaccine, for a term of [*****] years after the Effective Date. Partner agrees to use its Reasonable Efforts to secure an extension of the [*****] years license on behalf of CEPI to cover use of this Background Technology for Project Vaccine in the Field for the term of this Agreement. The Background Technology is described in Schedule 3;

1.1.9.	“Business Day” means a day on which banks are normally open for business and which is not a Saturday or Sunday, or a bank or public holiday in Norway, England and Wales or Germany;

1.1.10.	“CEPI Group” means CEPI, including its offices in Norway, UK, India and the United States and its Affiliates;

1.1.11.	“CEPI Production Timeframe” means CEPI’s timeframe for the Development and Manufacture of the Project Vaccine for use in the Field in the Affected Territory:

(i)	release of Project Vaccine for use in clinical trials and commencement of clinical trial(s) in humans within [*****] weeks of the identification of the antigen with Outbreak Potential;

(ii)	demonstration of the achievement of clinical benefit (i.e. an immune response likely to result in clinical benefit in humans) within [*****] weeks of the administration of the first dose of the Project Vaccine in humans in the clinical trial(s); and

(iii)	Manufacture, fill, finish, release and distribution in the Affected Territory of [*****] doses of Project Vaccine within [*****] weeks of demonstration of clinical benefit;

1.1.12.	“CEPI Policies” means the CEPI policies and procedures in effect as of the date of this Agreement as listed below and attached hereto as Schedule 10, together with any amendments thereto and any new policies and procedures acceded to by the Parties pursuant to Clause 4.2:

(i)	Animals in Research Policy;

(ii)	Clinical Trials Policy;

(iii)	Equitable Access Policy;

(iv)	Shared Risks/Shared Benefits Policy;

(v)	Management of Technology;

(vi)	Scientific Integrity;

(vii)	Anti-Corruption Policy;

(viii)	International Sanctions Policy;

(ix)	Policy for Managing Conflict of Interest;

(x)	Procurement Policy and Procedures;

(xi)	Transparency and Confidentiality Policy; and

(xii)	Travel Policy.

For the avoidance of doubt, the terms and conditions of this Agreement shall have precedents over the CEPI Policies.

1.1.13.	“Commercial Benefits” means any financial and non-financial benefits, rewards and/or results generated from or arising from the exploitation of the Project Technology in the Field, resulting in any way from the CEPI funding and/or Partner Contribution or to which CEPI funding or the Partner Contribution have contributed in any way whatsoever, including any government-paid incentives such as Priority Review Vouchers (“PRV”) and other derivative or follow-on products (including antibodies and assays);

1.1.14.	“Commercial Use” means the exploitation of the Project Technology in the Field;

1.1.15.	“Condition(s) Precedent” as defined in Clause 12.1

1.1.16.	“Confidential Information” means any and all non-public data, results, Know-How, software (including non-open source code), plans, details of research work, discoveries, inventions, intended publications, intended or pending patent applications, designs, technical information, business plans, budgets and strategies, business or financial information or other information in any medium and in any form, and any physical items, prototypes, compounds, samples, components, non-public Regulatory Filings, non-public submissions to Regulatory Authorities or other articles or Materials disclosed on or after the Effective Date of this Agreement by one Party to the other Party whether orally or in writing or in any other form;

1.1.17.	“Contractor Result” means any tangible or intangible goods or services produced as a result of any work conducted by Sub-Contracting by a Partner pursuant to this Agreement and which is listed as a Contractor Result in the relevant Work Package Statement or is agreed to be a Contractor Result by the JMAG;

1.1.18.	“Control” and “Controlled” shall mean with respect to the subject item, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party of the right to grant to the other Party access or a license as provided herein under such item or right without violating the terms of any agreement or other arrangement with any Third Party;

1.1.19.	“Cost of Goods” means the formula for calculating the cost of goods set by Gates attached as Schedule 7 but excluding all CEPI funding for work included in the Work Packages or Additional Work Packages and other non-repayable public or philanthropic funding received by the Partner and used to Develop the Background Technology and the Project Technology and to Manufacture and market the Product for use in the Field in the Affected Territory;

1.1.20.	“Data” means any and all scientific, technical or test data including Know-How, research data, clinical pharmacology data, immunogenicity data, CMC data (including analytical and quality control data and stability data), pre-clinical data, clinical data, information concerning clinical trials, pharmacoeconomic data and data in publications, Regulatory Filings, submissions to Regulatory Authorities, Platform Confirmations, marketing approvals and Master Files related thereto;

1.1.21.	“Defaulting Party” as defined in Clause 19.2

1.1.22.	“Deliverables” means those tangible and/or intangible works or services which are to be delivered in accordance with the respective Work Package Statement or Additional Work Package Statement;

1.1.23.	“Develop” or “Development” means those development activities that are required (i) to perform the Work Packages or Additional Work Packages with respect to the Project Vaccine; and (ii) to obtain Platform Confirmation from at least one Approved Regulatory Authority. Development of the Project Vaccine may include stability testing, toxicology, formulation and process development, CMC development, manufacturing process validation, statistical analysis, pre-clinical and clinical studies, as further defined in the applicable Work Package or Additional Work Package; and “Developing” shall be construed accordingly. For the avoidance of doubt, where this Agreement refers to “development” in the lower case, the same kinds of activities are contemplated; however, such activities will not occur pursuant to a Work Package between the Parties;

1.1.24.	“Disclosure Letter” means the letter from the Partner to CEPI attached hereto as Schedule 12, setting out disclosures known by the Partner against the Warranties;

1.1.25.	“Documents” means reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROMs, computer programs and documents thereof, computer information storage means, samples of material, other graphic or written data and any other media on which Know-How can be permanently stored;

1.1.26.	“Effective Date” means the date of final execution of this Agreement;

1.1.27.	“Field” means the diagnosis, prevention and treatment of infections caused by:

(i)	the pathogens listed in the WHO R&D blueprint priority (December 2015 or January 2017) as updated from time to time (including: Arenaviral hemorrhagic fevers (including Lassa Fever), Crimean Congo Haemorrhagic Fever (CCHF), Filoviral diseases (including Ebola and Marburg), Middle East Respiratory Syndrome Coronavirus (MERS-CoV) (or other highly pathogenic coronaviral diseases, such as SARS), Nipah and related henipaviral diseases, Rift Valley Fever (RVF), Severe Fever with Thrombocytopenia Syndrome (SFTS) and Zika unless, at the time of CEPI’s request to work with Partner, Partner is already committed to working with Gates based on a proposal according to the Global Access Commitments Agreement dated February 13, 2015;

(ii)	Chikungunya;

(iii)	Lassa Fever; and

(iv)	novel or previously unrecognized pathogens likely to result in an Outbreak or risk of an Outbreak unless, at the time of CEPI’s request to work with Partner, Partner is already committed to working with Gates based on a proposal according to the Global Access Commitments Agreement dated February 13, 2015 or unless products to treat such infections are already commercialized, commercialization has failed, or Partner has a commercial interest in such products. Such commercial interest of Partner is assumed for the following pathogens: [*****]. If CEPI is interested to develop a product with respect to such novel or previously unrecognized pathogen under this Agreement, it shall notify Partner hereof and Partner shall respond within [*****] business days as of the notification whether the product is within or outside the Field, and with respect to any such pathogen other than the ones listed above for which the commercial interest is assumed, Partner shall provide information on its commercial interest. With respect to pathogens which fall under this (iv), for which the Partner has previously declared commercial interest, and for which the commercial interest is not assumed, CEPI may after six (6) months as from Partner’s providing the aforementioned information reasonably request from Partner a confirmation including appropriate information, that Partner’s commercial interest continues and consequently such pathogen remains to be outside the Field.

1.1.28.	“Financial Documents” means:

(i)	the Financial Summary and Reporting Form; and

(ii)	the most recent audited financial statement of the Partner, auditor’s report for such financial statement and management letter to the auditors for such financial statement, and

(iii)	where requested by CEPI pursuant to Clause 3.13, the most recent audited Project statements;

1.1.29.	“Financial Summary and Reporting Form” means a report by the Partner to CEPI in the prescribed form (a template which is attached as Schedule 8) providing up-to-date details of actual and forecast costs for each current Work Package or Additional Work Package;

1.1.30.	“Gates” means the Bill & Melinda Gates Foundation of P.O. Box 23350, Seattle WA 98102, USA;

1.1.31.	“Improvements” means any improvement, modification, enhancement and update and includes all Technology related thereto;

1.1.32.	“Initial Project Term” means [*****] years as from the Effective Date;

1.1.33.	“IPDP” means the Integrated Product Development Plan setting out the studies and other activities to be performed in a Work Package or Additional Work Package, using the CEPI funding attached as Schedule 6;

1.1.34.	“JMAG” has the meaning set forth in Clause 5.3;

1.1.35.	“Know-How” means any technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including manufacturing processes, specifications, and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data or summaries and information contained in submissions to and information from ethical committees and Regulatory Authorities (including the Master File) and computer programs or algorithms including those relating to manufacturing and source code for manufacturing processes. Know-How includes Documents containing Know-How, including any rights such as trade secrets, copyright, database or design rights protecting such Know-How. The fact that an item is known to the public shall not be taken to preclude the possibility that a compilation including the item, or a development relating to the item, is not known to the public;

1.1.36.	“Manufacturing” or “Manufacture” means subject to GMP, production on the Platform of Project Vaccine and Products or constituents thereof, including active ingredients, excipients, adjuvants, preservatives or other additives;

1.1.37.	“Master File” means all drug master files relating to Product that may be filed with any Regulatory Authority;

1.1.38.	“Material” means any chemical or biological substance including any: organic or inorganic element; nucleotide or nucleotide sequence including DNA and RNA sequences; gene; vector or construct including plasmids, phages or viruses; host organism including bacteria, fungi, algae, protozoan; hybridomas; eukaryotic or prokaryotic cell line or expression system or any development strain or product of that cell line or expression system; protein including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or a peptide enzyme or antibody; drug or pro-drug including bulk drug substance, filled product and any manufacturing intermediates; assay or reagent; any other genetic or biological material or micro-organism; transgenic animals, clinical samples and up to date pathogen samples;

1.1.39.	“Milestone” has the meaning as set forth in Clause 3.6;

1.1.40.	“Milestone Criteria” means the criteria described in the relevant Work Package Statement which the Parties target to achieve by agreed dates (the “Milestone Dates”). The Milestone Criteria and Milestone Date(s) for each Work Package/Additional Work Package are set out in the relevant Work Package Statement or Additional Work Package Statement;

1.1.41.	“Outbreak” means:

(i)	the occurrence in a community or region of cases of an illness with a frequency in excess of normal expectancy;

(ii)	a public health emergency of international concern declared by WHO; and/or

(iii)	a public health emergency on a national or regional scale declared by the relevant national or regional government;

1.1.42.	“Parties” means the parties to this Agreement and “Party” shall be interpreted accordingly;

1.1.43.	“Partner Contribution” means the financial and in-kind contributions to be made by the Partner to any Work Package/Additional Work Package as set out in Schedule 2 and individual Work Package Statements/Additional Work Package Statements, but excluding any of the Partner’s sunk costs as of the Effective Date in the Platform and/or the Project Vaccines to be developed under the Project as of the Effective Date;

1.1.44.	“Partner Financial Records” means accounting and other financial records relating to the CEPI funding, Partner Contribution and the activities funded by the foregoing, income and expenditure associated with the Project, the Platform, and the systems used by the Partner to administer the Project financially and otherwise;

1.1.45.	“Partner’s Right of First Refusal” shall have the meaning given to it in Clause 8.3.3;

1.1.46.	“Payment Schedule” means the schedule setting out the proposed dates for payments of CEPI funding and/or payments or contributions comprising the Partner Contribution set out in the relevant Work Package Statement/Additional Work Package Statement;

1.1.47.	“Platform” means the automation solution for Partner’s processes of RNA manufacturing developed by Partner and Tesla Grohmann Automation Solution GmbH (“TGA”) under the Development and Intellectual Property Agreement dated December 22, 2017, including the Know-How licensed from TGA thereunder;

1.1.48.	“Platform Confirmation” means the approval of the Platform by Regulatory Authorities, taking into account that currently Regulatory Authorities do not in general have the legal power to grant marketing approval for vaccine production platforms, obtaining confirmation from Regulatory Authorities that applications for approval of clinical trials may rely on existing Data prepared in conjunction with the application for prior vaccines developed on the Platform;

1.1.49.	“Product” means any form or dosage of pharmaceutical composition or preparation for use in humans which is intended to prevent, diagnose or treat diseases within the Field and in an Affected Territory, and which incorporates, comprises or relies on the Background Technology and/or the Project Technology, and/or is Manufactured on the Platform. Product may be a Project Vaccine. For the avoidance of doubt, a Product may be developed or Manufactured outside of the Affected Territory, but exclusively for marketing within the Affected Territory;

1.1.50.	“Project Lead” means [*****] of the Partner;

1.1.51.	“Project” means the activities set out in the Work Package Statements/Additional Work Package Statements;

1.1.52.	“Project Standards” shall have the meaning given to it in Clause 4;

1.1.53.	“Project Technology” means Technology that is created, devised or arises out of the undertaking and performance of any Work Package/Additional Work Package, the activities set out in the IPDP and any other activities undertaken and performed pursuant to this Agreement;

1.1.54.	“Project Term” shall have the meaning set forth in Clause 19.1;

1.1.55.	“Project Vaccine” means vaccines targeting Lassa, to be Developed and Manufactured, pursuant to this Agreement;

1.1.56.	“Public Health License” has the meaning given to it at Clause 11.1;

1.1.57.	“Quarterly Report” means a written report to CEPI in the form of the template in Schedule 9 outlining Work Package/Additional Work Package progress, key risks and risk mitigation strategies and up to date financial details relating to the Project;

1.1.58.	“Reasonable Efforts” means:

(i)	with respect to the Partner, in good faith making no less commercially reasonable effort and committing no less resources than those commonly used by the Partner or, if greater, a company of similar size and with similar resources to the Partner and its Affiliates in the vaccine industry when applied to platforms, compounds, vaccines and products at a similar stage of development, life cycle and healthcare potential to the Platform and Product being developed, taking into account (a) all relevant factors including issues of safety and efficacy, product profile, difficulty in Developing or Manufacturing, sourcing raw materials necessary therefor, regulatory approvals, the patent or other proprietary position of the Platform or Project Vaccine and the regulatory requirements involved; and (b) the Parties’ joint aim of developing the Platform and Project Vaccine in a diligent and timely manner as indicated by the Milestones and Milestone Dates;

(ii)	with respect to the CEPI Group, the use of reasonable efforts and resources, in good faith, in the exercise of prudent legal, medical, scientific judgement (as applicable) considering CEPI’s mission and the healthcare potential of the applicable Platform and Product;

1.1.59.	“Regulatory Authority” means any governmental authority whose review or approval is necessary or useful for the development and/or marketing activities of the Product in a given country in the Affected Territory including the Approved Regulatory Authorities;

1.1.60.	“Regulatory Filing” means all approvals, licenses, registrations, variations applications, submissions and authorizations made to or received from a Regulatory Authority necessary for the development and/or marketing activities of Product including INDs, and the Master File relating to the Product;

1.1.61.	“RNA Optimizer Toolkit” shall mean the methodology used and processes applied at Partner at the date of CEPI’s request according to Clause 8.3.3 to provide optimized nucleotide sequences;

1.1.62.	“Safety Issues” shall have the meaning given to it in Clause 7.11.6;

1.1.63.	“Stage Gate” means a point of control where the Parties determine as to whether a Work Package/Additional Work Package has been completed or a Milestone Criterion has been achieved;

1.1.64.	“Stage Gate Criteria” means the criteria described in the relevant agreed Work Package Statement/Additional Work Package Statement that CEPI requires to be satisfied, including the dates specified in the Work Package Statement/Additional Work Package Statement for satisfaction of the Stage Gate Criteria (the “Stage Gate Dates”) for CEPI to advance the Project;

1.1.65.	“Sub-Contract(s)” contracts concluded between Partner and Sub-Contractor;

1.1.66.	“Sub-Contractor”, shall have the meaning set forth in Clause 10.1.1;

1.1.67.	“Team Charter” means the Team Charter attached as Schedule 11, which includes, for example, the composition of the JMAG and the procedures on how the JMAG renders decisions;

1.1.68.	“Technology” means any Know-How together with all intellectual property rights and similar or equivalent rights anywhere in the world which currently exist or are recognized in the future (whether or not registered) covering such Know-How; and applications, extension and renewals in respect of the foregoing including patent applications, patents resulting from any such applications, utility certificates, improvement patents and models, certificates of addition and all foreign counterparts in all countries, including any divisional applications and divisional patents, refiling, renewals, continuations, continuations-in-part, patents of addition, extensions (including patent term extensions), reissues, substitutions, confirmations, registrations, re-validations, pipeline and administrative protections and additions, supplementary protection certificates and equivalent protection, designs, trademarks and trade names, copyright and related rights, and database rights;

1.1.69.	“Technology Transfer Materials” means the materials required to be made available to a Trusted Manufacturer to enable such Trusted Manufacture to (i) adapt, develop and use the Platform for the Manufacture of Products for use in the Field and in the Affected Territories (ii) develop, formulate, recreate and show equivalence (where relevant) to Products developed by Partner under an Additional Work Package. For the avoidance of doubt, Technology Transfer Materials do not include RNA Optimizer Toolkit technology.

1.1.70.	“Terminating Party” as defined in Clause 19.2;

1.1.71.	“Termination Date” shall have the meaning set forth in Clause 20.1;

1.1.72.	“Third Party” means a legal entity other than a Party and a Party’s Affiliates;

1.1.73.	“Transfer Agent” as defined in Clause 9.3.

1.1.74.	“Trusted Manufacturer” means a Third Party nominated by the Partner and appointed by CEPI, or nominated by CEPI and appointed by the Partner if so agreed in Additional Work Package Statements;

1.1.75.	“Underspend” means any CEPI funding paid to the Partner for a given Work Package/Additional Work Package that is unspent (as reflected by the Partner’s actual expenditure in the Partner’s Financial Summary and Reporting Form) following completion of the work specified in a Work Package Statement/Additional Work Package Statement or at the date of termination of expiration of this Agreement;

1.1.76.	“Wellcome” means The Wellcome Trust Limited as trustee of the Wellcome Trust of 215 Euston Road, London NW1 2BE;

1.1.77.	“Work Package” means the activities to be done under the Project agreed between the Parties as of the Effective Date, including Work Packages 3 and 5 which need to be refined and agreed upon at a later stage, and any future activities agreed by the Parties to be described in an “Additional Work Package”;

1.1.78.	“Work Package Budget” means the maximum amount of funding to be provided by CEPI to the Partner for the relevant Work Package as set out in the Work Package Statement; and

1.1.79.	“Work Package Statement” means the statement of activities, timeline, Partner Contribution, Milestones, Milestone Dates, Work Package Budget and Payment Schedule for a particular Work Package agreed between the Parties. The template for Work Package Statements is attached as Schedule 1 and the Work Package Statements for Work Packages 1, 2 and 4 are attached as Schedule 5 (with Work Packages 3 and 5 to be finalized and signed later).

1.2	Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3	Any provision in this Agreement referring to “Project Vaccine” will apply respectively to any Product which the Parties will agree to develop under an Additional Work Package.

1.4	Where reference is made in this Agreement to any Party’s prior written consent being required in respect of any matter, the respective other Party shall give not less than [*****] written notice to such Party of the matter for which such consent is required or a different period of time mutually agreed in writing by the Parties.

2.	PROJECT OBJECTIVES

2.1	CEPI is entering into this Agreement to further CEPI’s mission by developing a vaccine platform technology that can be available for use in outbreaks of infectious diseases with epidemic potential to enable rapid vaccine development, manufacture, scale up and clinical benefit at a cost of goods in line with the methodology to determine pricing obligations set out in the CEPI Equitable Access Policy and the Cost of Goods to address global health concerns.

2.2	Partner is supporting CEPI to fulfill its mission, while it is interested to advance the Platform for the manufacture of mRNA based products.

3.	PROJECT FUNDING

3.1	Project Funding. CEPI agrees to contribute funding for the Project of up to a maximum amount of US $ 34,022,694 United States Dollars subject to the terms and conditions of this Agreement. The budget for the Project (excluding the Partner Contribution) as of the Effective Date is set out in Schedule 4.

3.2	Payment Administration. CEPI shall make all payments to the Partner in United States Dollars (USD ($)) unless otherwise agreed between the Parties by electronic wire transfer of immediately available funds directly to the Partner’s bank account designated below:

Account Name: [*****]

Account No.: [*****]

Bank: [*****]

Sort code: [*****]

Swift code: [*****]

Branch: [*****]

Account Currency: USD

Partner shall ensure that the bank account designated above is a separate bank account with a bank with credit rating A, is in the name of the Partner, is described as a CEPI funding account and that the bank account does not go into debit during the Project Term.

3.3	Work Packages. The Project to be funded under this Agreement comprises a number of Work Packages. The Work Package Statements and Work Package Budgets agreed between the Parties for the Work Packages are set out in Schedule 5. The undertakings in those documents setting forth the undertakings hereunder (like to Develop, Manufacture and mmarket) shall prevail the undertakings set forth in general terms hereunder. This shall also apply to parameters set forth in those Work Packages that deal with or modify the CEPI Production Timeframe. As of the Effective Date, the Parties have agreed upon three (3) Work Packages which form an integral part of this Agreement, subject to the terms and conditions of this Agreement. [*****] further Work Packages [*****] will be finalized and signed between the Parties after the Effective Date subject to a successful Stage Gate Review.

3.4	First Payment. CEPI’s practice is to make biannual funding payments in advance for the work planned to take place in the next [*****] period. CEPI will pay the [*****] tranche of CEPI funding for the Work Packages to the Partner within [*****] of the latter of receipt by CEPI of a payment request for the relevant amount or execution of this Agreement by the last of the Parties hereto.

3.5	Subsequent payments. Partner must request payment of subsequent tranches of CEPI funding by providing CEPI with:

3.5.1.	a payment request for the relevant amount on or prior to the date set out in the relevant payment schedule;

3.5.2.	Quarterly Reports for two calendar quarters immediately prior to the payment request; and

3.5.3.	up to date, true, complete and accurate Financial Documents.

CEPI will pay subsequent tranches of CEPI funding for the relevant Work Package(s) within [*****] of receipt of the documents referred to above. CEPI may reschedule or adjust future payments of CEPI funding to address any Underspend that is not returned to CEPI and is carried over by notice in writing to the Partner.

3.6	Milestones. Each Work Package Statement sets out one or more milestones (each a “Milestone”) for that Work Package together with Milestone Criteria and the Milestone Dates for the Milestone(s). When the Partner considers that a Milestone has been completed, the Partner shall promptly notify CEPI and as soon as reasonably practicable provide the JMAG with a report setting out evidence of the achievement of the Milestone Criteria by the relevant Milestone Date.

3.7	Stage Gates. On the completion of each Work Package, CEPI will conduct a review of Project progress (“Stage Gate Review”) by convening a CEPI-selected “Stage Gate Committee.” The Partner agrees to participate in the Stage Gate Review and to provide reasonably requested information and hold face-to-face meetings with the Stage Gate Committee and CEPI in a timely fashion to avoid disruption and delay between Work Packages. When the Partner considers that a Work Package has been completed, the Partner shall promptly notify CEPI and, as soon as reasonably practicable, provide CEPI with a report setting out evidence of the achievement of the Stage Gate Criteria by the relevant Stage Gate Date or, where any Stage Gate Criteria or Stage Gate Date have not been achieved, a detailed explanation with supporting evidence as to why this was the case. If the Stage Gate Committee has concerns in relation to the documents referred to above, CEPI shall provide reasonable details of the concerns to Partner and may request additional information. CEPI shall, as soon as reasonably practicable, notify the Partner whether CEPI is willing in principle to fund Work Package 4.3, Work Packages 3 and 5 or the next planned Additional Work Package(s) or declines to fund the next planned Additional Work Package(s). Where CEPI is willing to fund the next planned Additional Work Package(s), the Partner promptly shall provide CEPI with a draft Additional Work Package Statement(s) and the Parties shall agree and sign the Additional Work Package Statement(s) in good faith within [*****] to ensure smooth transition for activities to be pursued in any such Additional Work Packages.

3.8	No obligation to fund. CEPI is not obliged to make any payment of CEPI funding to the Partner under this Agreement where:

3.8.1.	CEPI and/or the Partner have not agreed and/or signed the applicable Work Package Statement; and/or

3.8.2.	the Partner has breached a material obligation set out in this Agreement that is incapable of remedy or has not been remedied within the applicable cure period;

3.9	Use of CEPI funding. Partner agrees to use CEPI funding and Partner Contribution in accordance with the Work Package Budgets for the purposes described in the relevant Work Package Statements unless otherwise agreed in writing by CEPI in advance.

3.10	Amendment of Work Package Statements. During the course of a given Work Package, circumstances may arise, which necessitate amendment of a Work Package Statement. The Partner shall notify CEPI promptly of the need for amendment of a Work Package Statement and provide suggested amendments and written justification for same to CEPI. The Parties agree to use reasonable endeavors to negotiate and agree in good faith necessary amendments within [*****] to ensure the continuity of the Project and the Work Package.

3.11	Third Party funding or support for the Project. The Partner may seek other funding or support (whether in kind or otherwise) for the Project or any Work Package, whether commercial or non-commercial but undertakes not to accept such funding without CEPI’s prior written consent.

3.12	Expenditure of CEPI funding. The Partner shall ensure that the control of expenditure of the CEPI funding and the Partner Contribution are governed by the normal standards, procedures and formal audit arrangements that exist in the Partner. CEPI shall have the right to ask for confirmation from the Partner’s external auditors that the external auditors have signed their opinion on the Partner’s annual accounts of the Partner without qualification and the management letter from the auditors raises no matters that did or could significantly affect the administration of grants awarded by CEPI. If the auditors have raised any such matters in their management letter, CEPI may require the Partner to provide it with relevant extracts from the letter and/or other information.

3.13	Project Audit. On CEPI’s reasonable request, and no more often than once every [*****] the Partner shall procure the Partner’s external auditors to conduct a Project audit and to provide CEPI with audited Project statements (in accordance with ISA800) at CEPI’s cost and expense.

3.14	Terrorism. Partner will use all Reasonable Efforts to ensure that no CEPI funding will be used to fund individuals or entities associated with terrorism.

3.15	Partner Financial Records. The Partner shall maintain and retain the Partner Financial Records for [*****] from the end of the financial year the records relate to.

3.16	Audit by CEPI. The Partner shall provide access to the Partner Financial Records to auditors and other personnel from or appointed by CEPI: (i) annually at a mutually agreeable time and location, (ii) on request from CEPI, where CEPI has reasonable grounds indicating that the Partner is in breach of a material obligation under this Agreement, has misapplied CEPI funding or misstated the Partner Contribution; and (iii) on request from CEPI where CEPI is subject to a financial review or audit required by law or by one or more of CEPI’s funders. Such access shall include the right to reasonably inspect during regular business hours at times coordinated with the Partner any equipment or facilities acquired or funded under the CEPI funding or Partner Contribution. CEPI shall bear the cost of the audit unless the Partner is shown to have breached a material obligation of this Agreement, have misapplied CEPI funding or overstated the Partner Contribution. In these circumstances the Partner shall bear the reasonable costs of CEPI’s auditors.

3.17	Specific Project cost code. The Partner shall maintain a separate accounting cost code specific to the Project, and all costs and income properly relating to the Project (including the Partner Contribution) shall be accounted for through that cost code. The Partner shall ensure that appropriate records are kept supporting the entries made on the cost code.

The provisions in this Clause 3 shall apply mutatis mutandis to Additional Work Packages and Additional Work Package Statements.

4.	PROJECT, STANDARDS AND RECORDS MANAGEMENT

4.1	Project Standards. In performing its obligations under this Agreement, the Partner shall comply with all applicable laws and requirements (including those of Regulatory Authorities), the terms and conditions of this Agreement and the CEPI Policies (the “Project Standards”). The Partner is responsible for the management, monitoring and control of all work undertaken by or on behalf of the Partner under any Work Package and compliance with the Project Standards.

4.2	New CEPI Policies and amendments to CEPI Policies. CEPI shall give the Partner at least [*****] advance notice of the introduction of any new CEPI policy or amendment, update or withdrawal of a CEPI Policy together with a copy of the new or amended CEPI Policy. Where the new CEPI policy or update, amendment or withdrawal will, or is likely to have, a material impact on this Agreement, the Parties shall consult and agree in good faith how to proceed and CEPI shall consider in good faith any reasonable suggestions, comments or concerns raised by the Partner. Subject to agreement by the Partner, any updated or amended CEPI Policy shall replace the equivalent existing CEPI Policy and Schedule 10 shall be updated accordingly.

4.3	Animals in Research. Where any Work Package includes work involving animals, the Partner must ensure that such work complies with both the Wellcome policy on the use of animals in research and the principles set out in the document “Responsibility in the use of animals in bioscience research: Expectations of the major research council and charitable funding bodies” (http://www.wellcome.ac.uk/About-us/Policy/Policy-and-position-statements/WTD040129.htm). If procedures regulated under the UK Animals (Scientific Procedures) Act 1986 are to be used in any Work Package, the research must comply with such Act (regardless of where the work is carried out), be approved by the local ethical review process and be conducted with due consideration for the principles of the 3Rs (replacement, reduction and refinement of the use of animals in research).

4.4	Research involving human participants. Where any Work Package includes work involving human subjects, the Partner must ensure that such work complies with requirements of Clause 9 and:

(i)	The Wellcome Trust’s Policy on Clinical Trials (https://wellcome.ac.uk/funding/guidance/wellcome-trust-policy-position-clinical-trials),

(ii)	the Wellcome Trust’s Policy on Research involving human participants (https://wellcome.ac.uk/funding/guidance/wellcome-trust-policy-position-research-involving-human-participants);

(iii)	the Wellcome Trust’s Policy on the use of personal information in research (https://wellcome.ac.uk/funding/guidance/policy-use-personal-information-research), and

(iv)	the Wellcome Trust’s guidance notes on research involving people in low- and middle- income countries (https://wellcome.ac.uk/funding/guidance/guidance-notes-research-involving-people-low-and-middle-income-countries).

4.5	Project Records. The Partner shall ensure that all staff and Sub-Contractors working on the Project keep full, detailed and accurate records of all of their activities and results obtained in connection with each Work Package of the Project; including scientific records of all research, development and other work carried out in respect of each Work Package of the Project and the results of such research, development and other work is performed in accordance with GLP, GCP and GMP as applicable and in a way which is appropriate for patenting and regulatory purposes.

4.6	Access to records. Upon CEPI’s request, the Partner shall make available (and shall procure that its Sub-Contractors make available) to CEPI all records generated in connection with any Work Package of the Project (except for any records which at the time of the request should remain blinded to CEPI in the interests of the integrity of a clinical trial).

4.7	Accuracy of data. The Partner shall use Reasonable Effort to ensure that the Data it maintains and reports to CEPI and the JMAG, are complete, reliable, accurate and not misleading.

The provisions in this Clause 4 shall apply mutatis mutandis to Additional Work Packages and Additional Work Package Statements.

5.	PROJECT MANAGEMENT AND OVERSIGHT

5.1	Project Lead. The Partner shall ensure that the Project is managed and operated in accordance with the Team Charter set out in Schedule 11 and shall ensure that the Project Lead has sufficient Project management support to ensure efficient co-ordination of each Work Package on a day-to-day basis.

5.2	Project Lead replacement. If the Project Lead ceases to be involved with the Project, ceases to be employed by or provide services to the Partner, ceases to carry out research at premises controlled by the Partner, is prevented from working on the Project through illness or injury for a period of over [*****] or dies, the Partner shall promptly notify CEPI and the Parties will agree on a suitable replacement Project Lead as soon as possible, such agreement not be unreasonably withheld, delayed or conditioned by CEPI.

5.3	Joint Monitoring and Advisory Group. The Parties shall establish and operate a joint monitoring and advisory group (the “JMAG”) in accordance with the Team Charter.

5.4	Project oversight. CEPI may appoint a site visit group made up of a small team of independent experts together with some CEPI observers (including representatives of CEPI’s funders) to consult with the Partner’s staff working on the Project, to evaluate progress, performance and key issues and to report back to CEPI and the JMAG on its findings. The Stage Gate Committee (described above) also will be involved in Project oversight. The site visit group shall be bound by confidentiality obligations towards the Partner, no less strict than CEPI’s confidentiality obligations towards the Partner. CEPI shall notify Partner in advance of any independent expert who is an employee or contractor of Third Parties who develop, manufacture and/or otherwise use competitive mRNA technologies. Partner shall have a right to object to the appointment of such independent expert if it has reasonable grounds to believe that such independent expert may get access to Confidential Information. Partner agrees that the site visit group shall have reasonable access during normal working hours and at mutually agreed times to visit the premises where any Work Package activities are being conducted. The site visit group will report back to CEPI on the progress, management and conduct of the then-current Work Package and Project. CEPI will share information from the site visit group with the JMAG.

The provisions in this Clause 5 shall apply mutatis mutandis to Additional Work Packages and Additional Work Package Statements.

6.	IPDP

6.1	Current IPDP. Schedule 6 sets out the IPDP agreed between the Parties as of the Effective Date.

6.2	Amendment of IPDP. The Parties recognize that the IPDP will need to be amended and refined over time as more information becomes available. The Partner is responsible for keeping the IPDP up to date and amending, expanding, altering and refining the IPDP. Where CEPI funding or the Partner Contribution is used to fund specific Development activities as part of the Project, any amendment, expansion, alteration or refinement to the IPDP affecting the Work Packages must be agreed in writing by the JMAG and any corresponding amendments to any Work Package Statement must also be agreed in writing by the Parties.

The provisions in this Clause 6 shall apply mutatis mutandis to Additional Work Packages and Additional Work Package Statements.

7.	PARTNER OBLIGATIONS

7.1	Project. The Partner agrees to use Reasonable Efforts during the Project to:

7.1.1.	perform and complete the activities detailed in the Work Package Statements for each Work Package funded by the CEPI funding and/or the Partner Contribution in accordance with the agreed timeframe for such Work Package and within the agreed budget for such Work Package;

7.1.2.	achieve the Milestone Criteria and Stage Gate Criteria for each Work Package by the applicable Milestone Dates and Stage Gate Dates; provided that if the performance of criteria under a Work Package Statement is delayed or otherwise not achieved, but likely to be achieved in due course, the Parties may agree for the Milestone Criteria and/or Stage Gate Criteria to be met, or the Milestone and/or Stage Gate Dates to be extended; and

7.1.3.	complete the Project by [*****]

7.2	Regulatory. Subject to specific Work Packages, the Partner agrees to use Reasonable Efforts develop the regulatory strategy for the Platform for use in the Field and the Project Vaccine for use in the Field, in both cases in accordance with the relevant Work Package Statement for review and approval by JMAG. Such strategy shall include the strategy with respect to any data, market or other regulatory exclusivity periods that may be applicable in the Affected Territory or a territory which may be served by an Approved Regulatory Authority.

7.3	IND or CTA. Subject to specific Work Packages, the Partner agrees to use Reasonable Efforts to file for, obtain and maintain an IND or a CTA for Project Vaccine Developed by Partner for use in the Field in both a territory served by an Approved Regulatory Agency and the Affected Territory.

7.4	Master Files for the Platform, and for the commercial use of Project Vaccine. At the request and cost of CEPI pursuant to a specific request from a Regulatory Agency, the Partner agrees to provide copies of Master Files and existing Data for Products to Regulatory Authorities that request such information to support Regulatory Filings and submissions for the Platform and/or for Project Vaccines for use in the Field.

7.5	Meetings with Regulatory Authorities. The Partner shall invite a CEPI nominee to observe relevant interactions between the Partner and Regulatory Authorities relating to the Platform and Project Vaccines for use in the Field. At CEPI’s reasonable request, the Partner will request a meeting with Regulatory Authorities to deal with any significant unresolved issues. The Parties acknowledge and agree that CEPI is bound by confidentiality obligations to the Partner pursuant to Clause 17 of this Agreement and that confidentiality concerns will not prevent the Partner and the Regulatory Authorities from having open and frank discussions in CEPI’s presence.

7.6	Trusted Manufacturers. Subject to the undertakings to be defined in the Additional Work Packages and - upon Partner’s request, subject to a separate confidentiality agreement to be concluded between the Partner and the Trusted Manufacturer - the Partner will support CEPI in appointing one or more Trusted Manufacturers that are technically and operationally capable of and willing to rapidly Manufacture Product for use in the Field in the Affected Territory on an ongoing basis both during and after completion of the Project, in accordance with CEPI’s requirements, as set forth herein.

7.6.1.       Subject to the undertakings in the Additional Work Packages the Partner shall:

(i)	grant appointed Trusted Manufacturers all necessary rights to use (on a non-exclusive, royalty-free and license-fee free basis) the Background Technology and Project Technology to further Develop the Platform, and to Manufacture Products for use in the Field in the Affected Territory in accordance with the CEPI Production Timescale and in the quantities reasonably likely to be necessary in the event of an Outbreak or risk of Outbreak in the Field and at a cost of goods in line with the methodology to determine pricing obligations set out in the CEPI Equitable Access Policy;

(ii)	provide the Technology Transfer Materials to the Trusted Manufacturers and ensure that such Technology Transfer Materials are kept up to date, in particular, at each date on which the Partner requests any payment from CEPI, on the occurrence of one or more Conditions Precedent and on termination or expiration (for whatever reason) of this Agreement;

(iii)	at the request of CEPI, enable Trusted Manufacturers to establish a warm base for the further Development of the Platform, and Manufacturing of Products for use in the Field in the Affected Territory;

(iv)	collaborate with public sector agencies to use the Platform to Manufacture Products for use in the Field in the Affected Territory in accordance with the CEPI Production Timeframe in the quantities reasonably likely to be necessary and at a cost of goods in line with the methodology to determine pricing obligations set out in the CEPI Equitable Access Policy, in particular before any Outbreak or when there is Risk of Outbreak; and

(v)	provide all necessary commercially reasonable support to the Trusted Manufacturers to facilitate the foregoing.

7.7	Partner nominees for Trusted Manufacturers. Upon CEPI’s request, Partner will use Reasonable Efforts to notify CEPI of suitable Trusted Manufacturers for appointment by CEPI.

7.8	CEPI nominees for Trusted Manufacturers.CEPI may nominate by notice in writing to Partner Third Parties as suggested Trusted Manufacturers. The Partner shall consider any Third Parties nominated by CEPI as potential Trusted Manufacturers in good faith. Where a Third Party nominated by CEPI is not acceptable to the Partner on reasonable grounds (including commercial grounds), the Partner shall notify CEPI promptly of its decision and the reasonable grounds and CEPI shall not appoint such Third Party as a Trusted Manufacturer.

7.9	Additional Trusted Manufacturers. Subject to specific Additional Work Packages, CEPI has the right during the Project Term to pursue the appointment of additional Trusted Manufacturers where such additional capacity is necessary or useful to:

7.9.1.	develop and/or increase Manufacturing capacity for Products for use in the Field in the Affected Territory to satisfy demand or likely demand;

7.9.2.	develop and provide warm base Manufacturing capacity for emergency planning and contingency planning;

7.9.3.	Manufacture emergency stockpiles of Products for use in the Field in the Affected Territory.

Partner shall consider CEPI’s requests for additional Trusted Manufacturers in good faith and shall within [*****] of receipt of such request notify CEPI in writing whether the Partner agrees or declines to support the appointment of additional Trusted Manufacturers by CEPI together with the grounds for its decision.

7.10	Disputes as to Trusted Manufacturers. In the event that the Parties are unable to reach agreement on the identity, number and/or necessary aggregate capacity of Trusted Manufacturers, the matter shall be resolved in accordance with the dispute resolution procedure set out in Clause 22.

7.11	Partner reporting and compliance: Subject to specific Work Packages,Partner shall provide the following reports, notifications and samples to CEPI:

7.11.1.	Financial reports. The Partner shall make the reports required under Clause 3 in accordance with the terms thereof.

7.11.2.	Project Technology. The Partner shall ensure that the Project Lead promptly notifies JMAG and CEPI in writing of all Project Technology, and if required by CEPI, provides any assay or animal model for testing by a neutral Third Party acceptable to both CEPI and the Partner. The Partner shall share all Data and results with CEPI and the JMAG in as close to real-time as possible.

7.11.3.	Patents. Partner shall inform the JMAG about patent applications filed for Project Technology.

7.11.4.	Epidemiology. Partner agrees to make data generated pursuant to clinical trials in the Field that are relevant to the epidemiology of any disease in the Field publicly available within [*****] of the generation of such data.

7.11.5.	Quarterly Reports. Partner shall provide Quarterly Reports to CEPI within [*****] of the end of each Project quarter.

7.11.6.	Safety Issues. The Partner shall notify CEPI and relevant JMAG members immediately by email (with receipt acknowledgement) as well as in writing in accordance with Clause 21.9:

(i)	on receipt of any information that raises any material concerns regarding safety or efficacy of Product or the Platform;

(ii)	where any data relating to a Product discloses a serious adverse event;

(iii)	where a serious adverse event is suspected;

(iv)	on the occurrence of a serious adverse event, serious adverse reaction, or any other material safety signal;

(v)	of any Product recalls; and

(vi)	of any recommendations from the data safety monitoring board for a clinical trial of a Product to end a clinical trial;

(together, the “Safety Issues”).

7.11.7.	Pharmacovigilance. The Partner shall notify CEPI promptly in writing of any relevant event under any pharmacovigilance activities;

7.11.8.	Insurance. The Partner shall:

(i)	provide CEPI with a copy of each insurance policy and certificate referred to in Clause 18.9 annually on renewal; and

(ii)	notify CEPI of any claims made under the insurance policies referred to in Clause 18.9 during the Project Term and for at least the duration of any applicable statutory period of limitation afterwards.

7.11.9.	Equitable Access. Subject to Work Packages, Partner shall provide the following to CEPI to the extent not already included in the reports and information provided by the Partner to CEPI:

(i)	progress report on the scale-up of the Platform for Manufacturing and a good faith estimate of the cost of the scale-up where such scale-up is necessary;

(ii)	progress report on the scale-up of Manufacturing of Project Vaccine for use in the Field to fulfill any requirements of an Approved Regulatory Authority for the grant of marketing approval for such Project Vaccine for use in the Field in the Affected Territory;

(iii)	progress reports on submissions to Regulatory Authorities for a Platform Confirmation or plans to do the same;

(iv)	a good faith estimate of the number of doses of each Project Vaccine for use in the Field the Partner and/or Trusted Manufacturers are capable of producing, using the Platform and dates by when Partner estimates such volume will be achieved;

(v)	a good faith estimate of Cost of Goods of doses of each Project Vaccine for use in the Field for both the investigational stockpile and any additional doses; and

(vi)	the documents and information any estimates are based on together with any information on any factors that may impact the cost of each Project Vaccine use in the Field.

7.11.10.	Partner Funder Requirements. The Partner shall notify CEPI promptly of any commitments made by Partner to other funders, such as Gates, for example, that arise or otherwise become applicable after the Effective Date and may have an impact on CEPI’s ability to utilize Project Technology in the event of an Outbreak or risk of an Outbreak and provide an informational copy of such commitments to CEPI.

7.11.11.	Publication of details of clinical trials under the Project. The Partner shall publish details of any clinical trial under the Project on a publicly accessible clinical trials register as required under law and, as applicable, prior to the commencement of patient recruitment for such clinical trial, and shall provide to CEPI evidence of such publication within [*****] of the same.

7.11.12.	Publications. The Partner shall ensure that the Project Lead furnishes CEPI with a copy of any proposed publication or presentation which relates to Project Technology at least [*****] in advance of the submission of such proposed publication or presentation to a journal, editor or publication.

7.11.13.	Open Access. A copy of the final manuscript of all research publications, journal articles, scholarly monologues and book chapters that relate to any Work Package of the Project must be deposited into PubMed Central (or Europe PubMed Central) or otherwise made freely available upon acceptance for publication or immediately after the publisher’s official date of final publication. All peer-reviewed published research funded, in whole or in part, by CEPI shall be published in accordance with the following requirements of Gates: https://www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy.

7.11.14.	Open Data. The Partner shall publicly share Data and results (including negative results) arising from the CEPI funding as close to real time as possible in accordance with CEPI’s Transparency Policy and customary research publication norms. The Partner shall share its Data through an easily discoverable public route (website or system) which includes a metadata description, where patient privacy is upheld, and the system follows a request-for-information approach (where requests are fulfilled subject to an independent review and approval step). If, according to a CEPI policy, Partner Know-How is to be published such shall only occur, provided such Partner Know-How does not contain any Background Technology of the Partner, or Improvements to Background Technology of the Partner, and provided the JMAG has made a decision on this beforehand, taking the Partner’s reasonable concerns into account.

7.11.15.	Regulatory Filings. Subject to specific Work Packages the Partner shall regularly update the JMAG on Regulatory Filings and submissions relating to the Platform and the Project Vaccine for use in the Field and put copies of the following on the JMAG electronic archiving service in a timely manner:

(i)	all submissions to Regulatory Authorities and Regulatory Filings in respect of the Platform and Project Vaccine for use in the Field together with all Data included or referenced therein (other than ministerial submissions that do not involve safety or efficacy issues);

(ii)	documents and information exchanged between any Regulatory Authority and the Partner relating to the Platform and/or Project Vaccine for use in the Field;

(iii)	Master Files for Product Vaccines for use in the Field; and

(iv)	the equivalent of a Master File in relation to the Platform.

The provisions in this Clause 7 shall apply mutatis mutandis to Additional Work Packages and Additional Work Package Statements.

8.	OUTBREAK AND RISK OF OUTBREAK IN THE FIELD

8.1	Notification of Outbreak or Outbreak risk. CEPI shall notify Partner if there is an Outbreak in the Field or risk of an Outbreak in the Field.

8.2	During or after the Project where Outbreak or risk of an Outbreak can be addressed by a Project Vaccine: On receipt of such notice, subject to the respective Work Packages, the Work Package Statements and the Work Package Budgets the Partner agrees to make Reasonable Efforts to:

8.2.1.	continue the Development, and Manufacturing the Project Vaccine for use in the Field in the Affected Territory in accordance with the existing or mutually agreed upon IPDP and Work Package Statements;

8.2.2.	Manufacture the Project Vaccine for use in the Field in the Affected Territory in accordance with the CEPI Production Timeframe and in the quantities reasonably likely to be necessary and at a Cost of Goods in line with the methodology to determine pricing obligations set out in the CEPI Equitable Access Policy;

8.2.3.	establish directly or to enter into an agreement with CEPI, a public sector agency or another Third Party, for the supply of Project Vaccine for use in the Affected Territory;

8.2.4.	at the request of CEPI, agree in good faith with CEPI how the Development, and Manufacturing of the Project Vaccine can be accelerated and the amount of any additional funding necessary for such acceleration; and

8.2.5.	make the Partner Contribution in accordance with the Work Package Statements.

8.3	When an Outbreak or risk of an Outbreak Cannot be Addressed by a Project Vaccine: During the Initial Project Term and for [*****] thereafter where an Outbreak or risk of Outbreak in the Field cannot be addressed by a Project Vaccine or other Product Developed subject to an Additional Work Package, CEPI may notify Partner of its interest to develop such other Product, and CEPI and Partner may agree that Partner either develops such Product, or utilizes the RNA Optimizer Toolkit to assist CEPI to develop a candidate vaccine against that pathogen in the Field and to produce a vaccine stockpile, in each case pursuant to an Additional Work Package to be negotiated in good faith and agreed upon.

8.3.1.	If Partner declines to enter into such agreement to develop Product, and subject to Partner’s obligations under Clause 8.3.2 below, then CEPI has the right to develop and stockpile such Products for potential use in the Field and to have such Product Manufactured by a Third Party in accordance with the Public Health License under Clause 11 below.

8.3.2.	Upon CEPI’s notice in accordance with this Clause 8.3.2, Partner agrees to use Reasonable Efforts to submit optimized antigen nucleotide sequences utilizing the RNA Optimizer Toolkit for up to [*****] specified pathogens (based on amino acid sequences of such antigens provided by CEPI) under Additional Work Packages within the Field and during the Initial Project Term and for [*****] thereafter in order for CEPI to start its own product development. Partner agrees to provide up to [*****] optimized antigen nucleotide sequences per specified pathogen. If Partner agrees to develop another Product, such Product shall count against such [*****] pathogens above. For the avoidance of doubt regarding the scope of these activities, the Parties shall prepare an Additional Work Package that clarifies the specifications of these activities. For clarity, Partner will not be required to undertake any further development activities with respect to a Product, and CEPI with other partners will solely be responsible to advance the candidate Product for emergency use authorization or other marketing approval, such as, for example, pre-clinical studies.

8.3.3	CEPI will give Partner a Partner Right of First Refusal to Manufacture a Product developed pursuant to the foregoing Clause 8.3.2 on the Platform, subject to an Additional Work Package to be negotiated between the Parties in good faith and agreed upon setting out the activities to be conducted, Milestone Criteria, Milestone Dates, Work Package Budget, CEPI funding and the Partner Contribution. If the Partner declines to carry out such activities:

(i)	CEPI may exercise the Public Health License and the activities shall be carried out by Trusted Manufacturers; and

(ii)	the Partner shall comply with the provisions of Clause 12.

If the Partner agrees to carry out the activities, but the Parties are unable to reach agreement by the deadline, or are unable to agree the Additional Work Package Statement within [*****] of CEPI’s receipt of the Partner’s written notice referred to above, the terms submitted by CEPI will apply.

9.	CLINICAL TRIALS.

9.1	Clinical trials under the Project. Subject to specific Work Packages where any Work Package includes a clinical trial, the Partner must:

9.1.1.	be the sponsor of the clinical trial (unless CEPI and the Partner otherwise agree in writing);

9.1.2.	ensure that the clinical trial is conducted in accordance with GCP;

9.1.3.	be responsible for obtaining and maintaining all Regulatory Approvals (including ethical committee approvals) necessary or reasonably useful for the conduct of the clinical trial and appropriate clinical trial insurance cover;

9.1.4.	establish a trial steering committee (TSC) comprised solely of members who are independent of the Partner and who are not involved in the clinical trial. The TSC shall approve the clinical trial protocol and monitor the progress of the clinical trial, including any changes to the protocol;

9.1.5.	notify CEPI in writing immediately of the occurrence of any Safety Issues;

9.1.6.	obtain or have obtained from each subject in the clinical trial, prior to enrollment and in accordance with all applicable laws and regulations, and as a condition of that clinical trial subject’s participation in the clinical trial, his or her informed consent to;

9.1.7.	to the extent legally permitted, give direct access to his or her medical records;

9.1.8.	to the extent legally permitted, process Data relating to him or her and to the movement of that Data to other countries, including countries outside of the European Economic Area; and

9.1.9.	to the extent legally permitted, transfer such Data to the Partner, CEPI and/or Trusted Manufacturer(s) and the use of such Data in obtaining marketing approval and/or Platform Confirmation.

9.2	Clinical trial data. Subject to specific Work Packages with respect to each clinical trial under the Project:

9.2.1.	the Partner shall procure that the Data is complete and include all completed case report forms and all other clinical trial documentation required to be in the possession of a clinical trial sponsor by Article 15(5) of Directive 2001/20/EC, Article 16 of Directive 2005/28/EC or other relevant applicable law;

9.2.2.	a CEPI representative or nominee shall have the right (except for any matters which should remain blinded to CEPI in the interests of the integrity of the clinical trial) to:

- attend meetings of the TSC and the data safety monitoring board (DSMB) for the clinical trial as an observer;

- receive all papers that a member of the TSC or DSMB would be entitled to receive; and

- attend TSC or DSMB meetings by telephone or other electronic means rather than in person.

9.3	Samples. CEPI may engage one or more neutral external Third Party laboratories or Third Party collaborators (“Assessors”) to perform additional testing (at CEPI’s cost) on biological samples in order to provide CEPI with directly comparable evaluations of similar vaccines produced by CEPI’s portfolio of vaccine platforms. In order to maintain appropriate blinding, CEPI may, in its sole discretion and at its own cost, also engage certain neutral Third Party entities to transport the samples from Partner to the Assessor as well as other services, for example, addressing import/export issues or documentation for biological samples (the “Transfer Agent”). The results of the testing, analysis, meta-analysis or other assessments will be subject to the confidentiality obligations under this Agreement. Upon request, CEPI will provide Partner with data or other assessments it receives from the Assessors regarding Partner’s own Project Vaccines, Products and/or Platforms. To enable CEPI to conduct such testing to the extent available, Partner agrees to:

-	provide CEPI’s designated Assessor an agreed number of doses of the Project Vaccines, representative of the final drug product, for animal immunogenicity studies;

-	provide CEPI’s designated Assessor an agreed number of doses of the Project Vaccines, representative of the final drug product, for animal challenge studies;

-	provide CEPI’s designated Assessors (either directly or through the Transfer Agent) with agreed volumes of biological samples (e.g. serum, PBMCs) from human subjects vaccinated with the Project Vaccines in Phase 1 clinical trials at specified timepoints agreed with CEPI for immunology testing;

-	provide CEPI’s designated Assessors (either directly or through the Transfer Agent) with an agreed number of samples from clinical studies under the Project for use in future research carried out by or on behalf of CEPI in the Field;

-	include language in the informed consent forms used in connection with the collection of the biological samples described herein, granting permission for such samples and any associated data (both duly anonymized) to be used for the purposes indicated in this Clause 9 and also that all such informed consent forms have been approved by any and all appropriate ethical committees or institutional review boards; and

-	obtain informed consent from the human subjects vaccinated with the Project Vaccines in clinical trials that gives permission for the collection and use of such samples and associated data (duly anonymized and, upon CEPI’s request, blinded) for the purposes indicated in this Clause 9, and also that all such informed consents satisfy the requirements of any and all appropriate ethical committees or institutional review boards.

Any samples to be transferred or exported by or on behalf of the Partner (either directly to the Assessor or via a Transfer Agent) from a clinical trial site or an Affected Territory must be transferred and/or exported pursuant to the terms and conditions of a suitable to-be-agreed-upon material transfer agreement (for example, the Draft WHO Blueprint MTA or similar) to be entered into between the Partner and the Assessor (and the Transfer Agent if appropriate) in addition to any other applicable laws and regulations. Partner undertakes to ensure that all requisite informed consent documentation allowing the provision, transportation, use and analysis of relevant samples have been obtained; furthermore, Partner will have obtained any and all ethical committee or institutional review board approvals necessary prior to its undertakings pursuant to this Clause 9.

9.4	Data. CEPI may engage one or more Assessors to perform certain assessments and/or meta-analyses of data (at CEPI’s cost) to provide CEPI with directly comparable assessments of equivalent vaccines produced by CEPI’s portfolio of vaccine platforms. The results of the data analysis or other assessments will be subject to the confidentiality and data protection obligations and the limitations of the Public Health License under this Agreement. Upon request, CEPI will provide the results of such data analysis as regards their own data to the Partner. To enable CEPI or its Assessors to conduct such analyses, subject to specific Work Packages, the Partner agrees to take Reasonable Efforts as follows:

9.4.1.	to provide data or other information generated by Partner under this Agreement to CEPI’s designated Assessor as CEPI shall request, including without limitation, data regarding CMC, formulation or the results of any of its pre-clinical or clinical trials (duly anonymized and, upon CEPI’s request, blinded);

9.4.2.	to provide CEPI’s designated Assessor with other data (duly de-identified and, upon CEPI’s request, blinded) from the Development as CEPI may reasonably request in order to conduct comparative assessments and meta-analyses thereof;

9.4.3.	to include language in the informed consent forms used in connection with the use of data or the collection of samples from which such data is derived, granting permissions for such data (duly de-identified) to be used for the purposes indicated in this Clause 9,and also that all such informed consent forms have been approved by any and all appropriate ethical committees or institutional review boards; and

9.4.4.	to obtain informed consent from the human subjects vaccinated with the Project Vaccines in clinical trials that gives permission for the use of data (duly de-identified and, at CEPI’s request, blinded) and for the collection of samples from which data is derived (ensure that all requisite informed consent documentation allowing the provision, transportation, use and analysis of data by CEPI or its designated Assessors as indicated in this Clause 9; and also that all such informed consents satisfy the requirements of any and all appropriate ethical committees or institutional review boards.

The provisions in this Clause 9 shall apply mutatis mutandis to Additional Work Packages and Additional Work Package Statements.

10.	COLLABORATORS AND SUB-CONTRACTORS.

10.1	Contractors and Sub-Contractors. Where the Partner wishes to use a Third Party collaborator or Sub-Contractor to conduct any specific part of the Project or a Work Package assigned to the Partner and to be delegated to such party (hereinafter the “Sub-Contractor”), it shall seek the consent of the JMAG which shall not be unreasonably withheld, conditioned or delayed, prior to entering into any agreement with such Sub-Contractor(s), unless (x) Partner has a standing contractual relationship with such Sub-Contractor, such Sub-Contractor is providing services for Partner also in the context of other projects; or (y) such Sub-Contractor is explicitly named, with full identification details provided, including registered address and, where relevant, company number, along with a clear explanation of the role such Sub-Contractor shall perform and what Contractor Results and Deliverables they shall produce in the Work Package Statement; and shall ensure that:

10.1.1.	the Sub-Contractor grant rights to the Partner to use any Contractor Results and Deliverables generated by the Sub-Contractor;

10.1.2.

a suitable written Sub-Contract agreement is put in place between the Partner and the Sub-Contractor. For the avoidance of doubt, CEPI must approve all Sub-Contractors that:

(i) will be allocated CEPI funds in an amount greater than USD $ [*****] per year to conduct any part of the Project;

(ii) will conduct a clinical trial; or

(iii) will have rights to Manufacture, distribute or otherwise commercialize a Product;

10.1.3.	the agreement with the Sub-Contractor is consistent with both the Work Package approach to the Project and the Milestones, Milestone Criteria, Milestone Dates, Stage Gate Criteria and Stage Gate Dates for the applicable Work Package(s), and - with respect to agreements or work orders with Sub-Contractors, which are concluded specifically to perform the Work Packages, - the termination provisions are consistent with this Agreement so that such subcontracting agreement or work order automatically terminates or is capable of termination on termination of this Agreement or termination of any Work Package, and prohibits the Sub-Contractor from sub-contracting its obligations; and

10.1.4.	the agreement with the Sub-Contractor complies with the provisions of this Agreement required to be imposed on Sub-Contractors or contains provisions that enable the Partner to comply with its obligations under this Agreement including this Clause 10, Clause 3 (Financial Records and audit requirements) Clause 4 (Project Standards, Records and Management), Clause 5 (Project Management and Oversight), and Clause 17 (Confidentiality).

10.2	Partner Affiliates. The Partner may perform its obligations under this Agreement through an Affiliate. The Partner shall be responsible for the acts and omissions of the Affiliate as if they were the Partner’s own acts and omissions.

The provisions in this Clause 10 shall apply mutatis mutandis to Additional Work Packages and Additional Work Package Statements.

11.	PUBLIC HEALTH LICENSE

11.1	The Partner hereby grants to CEPI with effect from the Effective Date, a non-exclusive, worldwide, royalty-free and license-fee free license (except in respect of the sharing of Commercial Benefits pursuant to Clause 13) under the Background Technology and Project Technology to:

11.1.1.	develop the Platform for use in the Field via Trusted Manufacturers;

11.1.2.	Manufacture and market Product for use in the Field in the Affected Territory via Trusted Manufacturers;

11.1.3.	Develop the Project Vaccine;

11.1.4.	compare and contrast the relative advantages and disadvantages of the Platform and alternative platforms for use in the Field; and

11.1.5.	compare and contrast the relative advantages and disadvantages of Product for use in the Field in the Affected Territory against the advantages and disadvantages of alternative equivalent products for use in the Field in the Affected Territory;

(together, the “Public Health License”); provided however that CEPI may not exercise the rights granted under the Public Health License unless and until the occurrence of one or more Conditions Precedent.

11.2	Covenant not to sue. During the term of the Public Health License under this Clause 11, Partner shall not sue CEPI, or any Third Party which holds a permitted sublicense to the Background Technology from CEPI or a sublicensee of CEPI, for infringement of any Technology Controlled by the Partner, by developing Products in the Field and for the Affected Territory, even if such Technology is not part of the Background Technology.

11.3	Third Party license fees. To the extent the Public Health License triggers payments to Third Parties, including license fees and royalty payments, CEPI shall assume these payment obligations, and reimburse any payments made by Partner for such use.

11.4	No implied licenses. Except for the rights and licenses granted to CEPI, the Partner retains all rights under its Technology.

12.	CONDITIONS PRECEDENT AND EXERCISE OF THE PUBLIC HEALTH LICENSE

12.1	Exercise of Public Health License. CEPI may exercise the Public Health License by notice in writing to the Partner on the occurrence of one or more of the events set out below (each a “Condition Precedent” and together the “Conditions Precedent”):

12.1.1.	except where failure is due to reasonable scientific, safety or regulatory issues, the Partner:

(i)	materially fails to Develop the Platform and/or the Project Vaccines in accordance with the Work Package Statements or Additional Work Package Statements as they relate to Products and/or the IPDP; or

(ii)	fails to use Reasonable Efforts to satisfy any Milestone Criteria or Stage Gate Criteria by the relevant Milestone Date or Stage Gate Date; and in each case, fails to remedy the situation within [*****] of the receipt by Partner of notice from CEPI identifying the failure and requiring its remedy (or as otherwise as agreed in writing by the Parties);

12.1.2.	CEPI terminates the Agreement in accordance with Clause 19.2 below.

12.1.3.	in the event of an Outbreak or Outbreak risk:

(i)	the Partner does not exercise the Partner Right of First Refusal or declines to enter into an agreement under Clause 8.3.1;

(ii)	the Partner informs CEPI that it will not be able to Develop and Manufacture Project Vaccine in accordance with the CEPI Production Timeframe, in sufficient quantities and at an appropriate cost given the nature and health implications of the Outbreak or Outbreak risk;

(iii)	the Partner’s Development and Manufacture of Project Vaccine for use in the Field does not achieve the CEPI Production Timeframe, in appropriate quantities and/or at an appropriate cost given the nature and health implications of the Outbreak or Outbreak risk; or

(iv)	CEPI, in good faith, based on actual non-performance or late performance has reason to assume that the Partner is unable or unwilling to Develop or Manufacture Project Vaccine for use in the Field in sufficient quantities in accordance with the CEPI Production Timeframe and at an appropriate cost given the nature and health implications of the Outbreak or Outbreak risk;

12.1.4.	if by the date [*****] following successful completion of the Project the Cost of Goods for the Project Vaccines for use in the Field exceeds the level public service agencies agree is affordable based on objective economic criteria to be determined between the Parties for use in the Affected Territory;

12.1.5.	if by the date [*****] following successful completion of the Project, the Cost of Goods for a specific Project Vaccine for use in the Field exceeds the level public service agencies agree is affordable based on objective economic criteria to be determined between the Parties for use in the Affected Territories;

12.1.6.	where one or more Project Vaccine becomes subject to a pattern of serious adverse events (as defined in the ICH Guidelines) or either Party receives notice from a Regulatory Authority, independent review committee, a data safety monitoring board or another similar clinical trial or post-marketing body alleging significant concern regarding a patient safety issue, in each case in which CEPI, in good faith, reasonably believes would seriously impact the long-term viability of one or more of the Project Vaccines for use in the Field;

12.1.7.	there are material Safety Issues and/or quality issues in relation to use of the Platform that will seriously impact the long-term viability of the Platform; and

12.1.8.	on termination of the Agreement where the Partner is the Defaulting Party.

12.2	Disputes relating to the occurrence of a Conditions Precedent. In the event that the Parties dispute the occurrence one or more of the Conditions Precedents, the matter shall be resolved in accordance with the dispute resolution procedure set out at Clause 22 provided however that any arbitration decision shall be made within [*****] of the date of the reference to arbitration. Whilst the dispute is subject to arbitration, on the occurrence of an Outbreak in the Field and/or risk of an Outbreak in the Field, CEPI shall be entitled to exercise the Public Health License solely to have Developed Project Vaccines, and to have Manufactured and marketed Product via the Trusted Manufacturer for use in the Field in the Affected Territory to address the Outbreak or Outbreak risk. In such event, the Partner shall use all reasonable endeavors to give assistance to CEPI and/or the Trusted Manufacturer(s) including: (i) transferring to the Trusted Manufacturer(s) all Data, Materials, Confidential Information and Regulatory Filings (including the Master File) necessary or desirable for CEPI to conduct such Development of Products including Project Vaccines, Manufacturing and marketing; and (ii) executing any necessary documents.

12.3	Effects of exercise of the Public Health License. On exercise of the Public Health License, CEPI, after consultation with Partner, shall have the discretion to make any reasonable decisions in relation to the Development of the Platform for use in the Field, the Development of Products including Project Vaccine, Manufacturing and marketing of the Product for use in the Field in the Affected Territory by the Trusted Manufacturer(s). The Partner shall use all reasonable endeavors to give assistance to CEPI and/or the Trusted Manufacturer(s) in relation to such Manufacturing for use in the Field in the Affected Territory including executing any necessary documents.

12.4	Rights of action. Following exercise of the Public Health License, CEPI shall have the right to take all such action as it shall consider necessary or appropriate at its discretion and expense to bring or defend an action on behalf of the Partner in relation to Project Vaccine for use in the Field and use of the Platform in the Field. The Partner shall (at CEPI’s cost) provide all reasonable assistance to CEPI as CEPI may request in relation to such action, including granting CEPI the right to bring an action in the name of the Partner (if necessary).

12.5	Release of Technology Transfer Materials. On the exercise of the Public Health License, the Partner shall release immediately the Technology Transfer Materials.

12.6	Contracts. Subject to applicable confidentiality obligations, the Partner shall provide CEPI with copies of all Sub-Contracts which relate to the Development of the Platform for use in the Field, the Development of Project Vaccine, and the Manufacturing of Product in the Field and access to which is required for the Third Party Manufacture within [*****] of exercise of the Public Health License. Provided that exercise of the Public Health License was not caused directly or indirectly by the Sub-Contractor and that Sub-Contractor is not then in breach, the Partner shall use all Reasonable Efforts, at CEPI’s reasonable request, to facilitate the conclusion of a direct contractual relationship between the Sub-Contractor and CEPI or Trusted Manufacturer to the extent required for CEPI or its nominee.

12.7	Clinical trials after exercise of Public Health License. Where CEPI has exercised the Public Health License and a clinical trial of Project Vaccines/ Products for use in the Field is to be conducted, CEPI shall:

12.7.1.	ensure that the clinical trial has an appropriate Sponsor;

12.7.2.	comply with CEPI’s insurance obligations pursuant to Clause 18.10 and ensure appropriate clinical trial liability insurance cover for the clinical trial is in place;

12.7.3.	ensure that the clinical trial is conducted in accordance with GCP;

12.7.4.	ensure that all Regulatory Approvals (including ethical committee approvals) necessary or reasonably useful for the conduct of the clinical trial are obtained;

12.7.5.	ensure that a trial steering committee (TSC) is established which shall approve the clinical trial protocol and monitor the progress of the clinical trial, including any changes to the protocol. The TSC shall only include members who are independent of CEPI and who are not otherwise involved in the clinical trial;

12.7.6.	communicate to Partner in writing immediately the occurrence of any Safety Issues; and

12.7.7.	ensure that, to the extent possible, prior to enrolment and in accordance with all applicable laws and regulations, and as a condition of that clinical trial subject’s participation in the clinical trial, each subject provides his or her informed consent -to the extent legally permitted - to:

(i)	direct access to his or her medical records;

(ii)	process Data relating to him or her and to the movement of that Data to other countries, including countries outside of the European Economic Area;

(iii)	transfer of such Data to the Partner, CEPI and/or Trusted Manufacturer(s) and the use of such Data in obtaining marketing approval and/or Platform Confirmation; and

(iv)	use of samples in accordance with Clause 9.3.

13.	COMMERCIAL BENEFITS ARISING FROM COMMERCIAL USE

13.1	Commercial Use. In the event of any Commercial Use by Partner of Products, which are developed, Manufactured or commercialized by or on behalf of CEPI in the Field in an Affected Territory using Project Technology, the Partner shall:

13.1.1.	notify CEPI promptly of such Commercial Use; and

13.1.2.	comply with the CEPI Equitable Access Policy set out in the relevant CEPI Policy at Schedule 10 with respect to such Products, and subject to Section 13.2 below.

13.2	Commercial Benefits sharing agreement.The Parties shall agree in good faith how such Commercial Benefits (if any) are to be managed in a fair, equitable and proportionate manner, taking account the financial contribution of each of the Parties to the Background Technology and Project Technology being exploited, the public and philanthropic nature of the CEPI funding, any other non-repayable public or philanthropic financial contribution to the foregoing, the public benefit derived from the Commercial Use, and any private or ancillary benefit that may arise. The Parties shall execute a separate agreement implementing their good faith agreement on how such Commercial Benefits are to be managed in a fair, equitable and proportionate manner as of the Effective Date of this Agreement. For the avoidance of doubt, Commercial Benefits generated outside the Field and/or outside the scope of Clause 13.1 will not be shared between the Parties.

13.3	Use of Product in Affected Territory Only. CEPI intends to take Reasonable Efforts to ensure that the Products will be utilized in the Affected Territory only and to prevent parallel imports of such Products into other countries, which efforts may include CEPI or its contractor or licensee placing an indication on the packaging of the Products that they are for use in countries of the Affected Territory only and are not to be exported into any other countries. If either Party becomes aware that parallel imports of such Products outside the Affected Territory are occurring, the Parties will inform each other and will cooperate in good faith to verify the circumstances and take such reasonable action as they mutually agree is necessary.

14.	BACKGROUND TECHNOLOGY AND PROJECT TECHNOLOGY

14.1	Background Technology. Partner shall have the right but not the obligation to prosecute, maintain and defend the patent rights which are part of the Background Technology.

14.2	Ownership of Project Technology. Except as expressly provided below and to the extent feasible and legally possible, all Project Technology shall be either the property of the Partner or be licensed from Third Parties, and any patents in respect of Project Technology shall be applied for in the name of the Partner. The Partner shall procure that:

14.2.1.	any Affiliate, Third Party collaborator, Third Party funder, co-owner or Sub-Contractor of the Partner shall assign all its right, title and interest in Project Technology promptly to the Partner to the extent Controlled and shall retain rights in the same to the extent stipulated under the agreement between Partner and Sub-Contractor

14.2.2.	it shall have in place contracts with those working on or funding all Work Packages of the Project to ensure that the Project Technology shall vest in the Partner and not with any members of staff individually. Where by local applicable law such rights do vest in individual members of staff, the Partner shall ensure that it has all rights to take assignment of all right title and interest in the same and the Partner shall bear the costs of any necessary contribution to such individual or other costs of assignment; and

14.2.3.	where a Partner has appointed NIH or another government entity or university as a Third Party Sub-Contractor and such government entity is required by law or otherwise to retain ownership of Contractor Results they have generated in the conduct of activities described in a Work Package Statement (“Government Results”), the Partner shall ensure that the government entity provides Partner with sufficient rights and license (including via option to license where the government entity is unable to provide licenses in advance of generation) to any such Government Results in order to enable the Partner or CEPI to further Develop the Platform and Develop and Manufacture Project Vaccines and Manufacture Products in accordance with the terms and conditions of this Agreement.

14.3	Patent protection and Project Technology. The Partner has the rights but no obligation to take responsibility for seeking and maintaining protection for Project Technology at its sole cost, including the filing, prosecution, maintenance, extension and defense of any patent applications or patents in respect of Project Technology

14.4	Infringement. The Partner shall immediately give notice to CEPI if it becomes aware of:

14.4.1.	any infringement or suspected infringement or misappropriation of the Background Technology and/or Project Technology; and

14.4.2.	any claim by a Third Party that an action carried out under the Project infringes the intellectual property or other rights of any Third Party.

14.5	Rights of Action. Prior to the exercise of the Public Health License, the provisions of Clause 14.3 will apply and Partner will consult with CEPI about what action it should take. Where CEPI has exercised the Public Health License the provisions of Clause 12.3 shall apply.

14.6	Platform Improvements and/or Product Improvements. To the extent it is contractually able to do so, Partner shall ensure that it has the right to grant the Public Health License to CEPI in respect of future Platform Improvements and/or Improvements of the Product comprising Background Technology. To the extent that CEPI is contractually able to do so, CEPI hereby grants to Partner, and Partner hereby accepts, a non-exclusive, irrevocable, perpetual, worldwide license, sublicensable in multiple ties, to use the Improvements made by or on behalf of CEPI to the Product or to the Platform for any purposes inside and outside the Field. The undertakings herein shall be in force during the Project Term and for [*****] thereafter,

15.	PROJECT TECHNOLOGY – EXPLOITATION

15.1	Partner’s Undertakings. To the extent it is contractually able to do so, Partner shall obtain CEPI’s prior written consent before exploiting, or allowing a Third Party to exploit any of the Project Technology within the Field, provided the exploitation is in conflict with or goes against CEPI’s mission, the CEPI Policies or the provisions of this Clause.

15.2	Right of Reference. The Parties grant each other a right of reference to the regulatory materials relating to the Platform and the Product for use in their respective fields of use.

16.	ANNOUNCEMENTS AND PUBLICATIONS

16.1	Announcements

16.1.1.	Except for announcements required by law or any competent regulatory authority, the Parties shall consult on and agree in writing upon the form of all press releases, publications and public announcements concerning this Agreement, the Project and the CEPI funding.

16.1.2.	The Partner must include an acknowledgement of CEPI funding in a form approved by CEPI in advance in all press releases, publications or public announcements relating to the Project and the Platform and/or Product.

16.1.3.	In accordance with the CEPI policies, a summary of the progress and outcomes of the Project, the terms and conditions of this Agreement, the name of the Partner and the Project Lead, and the amount of the CEPI funding and Partner Contribution will be published or otherwise disseminated to the public in an appropriate form.

16.1.4.	Patent publications. Following publication of any patent in respect of the Project Technology, the Partner shall have the right to publish and reproduce any such publication freely with due acknowledgement of the sources including, where appropriate, sources of funding and the individuals and communities from whom data has been collected.

17.	CONFIDENTIALITY

17.1	Confidentiality Obligations. Subject to the provisions of this Clause 17, each Party undertakes that both during the Project Term and for a period of [*****] after its termination, it shall keep confidential and not disclose to any person any Confidential Information of the Party disclosed to or obtained by it in connection with this Agreement. Each Party shall take all reasonable security precautions in relation to the Confidential Information under its control. Where the Partner engages any Sub-Contractor, the Partner shall ensure that such Sub-CContractor is bound by confidentiality and non-use obligations which are at least as onerous as those set out in this Agreement. Each Party shall ensure that all staff and third parties to whom Confidential Information of the other Party is disclosed are:

17.1.1.	informed of the provisions of Clause 17 of this Agreement; and

17.1.2.	bound by confidentiality and non-use obligations at least as onerous as those herein.

17.2	Exceptions. Clause 17.1 shall not apply to:

17.2.1.	information which is or was already known to the receiving Party at the time of disclosure under this Agreement, as shown by the receiving Party’s written records, without any obligation to keep it confidential;

17.2.2.	information which is independently developed by employees of the receiving Party who have not had access to the Confidential Information of the disclosing Party as evidenced by the receiving Party’s written records;

17.2.3.	information which at the time of being disclosed or obtained by the receiving Party under this Agreement or at any time thereafter, is published or otherwise generally available to the public other than due to default by the receiving Party of its obligations hereunder;

17.2.4.	the disclosure of Confidential Information to a Party’s Affiliates officers, employees, staff, consultants or professional advisors on a need-to-know basis and in the case of the Partner, to collaborators and contractors pursuant to Clause 17.1 who are bound by confidentiality and non-use obligations at least as onerous as those herein;

17.2.5.	the disclosure of information by either Party to the JMAG, Stage Gate Committee or any site visit group is permitted but is subject to the confidentiality obligations under this Clause 17;

17.2.6.	the disclosure of information which is required to be disclosed by a competent Court or regulatory authority or otherwise by applicable law (including any requirements for disclosure under the Freedom of Information Act 2000), provided that where it is free to do so, the receiving Party shall give notice of such disclosure to the disclosing Party as soon as reasonably practicable; and/or

17.2.7.	the disclosure of Partner’s Confidential Information by CEPI where such disclosure is expressly provided for in the terms of this Agreement (including where CEPI has exercised the Public Health License) and disclosure to any member of the CEPI Group and CEPI’s funders including but not be limited to the Financial Documents and the records referred to in Clauses 3 and 4 above.

17.3	In recognition of CEPI’s mission, nothing in this Clause 17 shall prevent CEPI from using the Confidential Information, or comparing the Confidential Information to information already in its possession, in each case solely to inform its assessment of applications made to it for funding in furtherance of CEPI’s mission and other projects funded by it in furtherance of CEPI’s mission.

18.	WARRANTIES, LIABILITY AND INSURANCE

18.1	Warranties. On the Effective Date the Partner warrants to CEPI (subject to any matters disclosed in the Disclosure Letter that the warranties set out below (the “Warranties”) are true and correct and that the Partner is in compliance with the Warranties:

18.1.1.	it has the requisite authority to enter into this Agreement;

18.1.2.	it has full power and authority to assume all of its obligations and commitments under this Agreement;

18.1.3.	to its present knowledge and belief, it is the legal and beneficial owner and/or licensee of all right, title and interest in and to all Background Technology used in the Project at the time they are used;

18.1.4.	save as disclosed in the Disclosure Letter, it does not, to its present knowledge, infringe, misappropriate or violate the intellectual property, privacy or publicity rights of any Third Party;

18.1.5.	it has not granted any Third Party any right in respect of any Project Technology (other than in accordance with the terms of this Agreement), and has not charged or encumbered any of the same;

18.1.6.	save as disclosed in the Disclosure Letter, to its present knowledge, the Background Technology and Project Technology are not subject to any claim, opposition, attack, assertion or other arrangements of whatever nature which may impugn upon the use, validity, enforceability or ownership of any such Technology, and there are no grounds or other circumstances which may give rise to the same;

18.1.7.	save as disclosed in the Disclosure Letter, ownership of any equipment or Deliverables developed with CEPI funding, shall vest in the Partner;

18.1.8.	it has not itself or through any of its staff, collaborators or Sub-Contractors, disclosed to any Third Party (other than under appropriate confidentiality obligations) any Confidential Information relating to the Project, nor is it obliged so to do;

18.1.9.	to its present knowledge, other than under the Global Access Commitments Agreement with Gates dated February 13, 2015, no person has the right to call for the assignment of, grant of a license to it of or the right to any lien or encumbrance over any Background Technology or Project Technology under any option, grant or other agreement for use in the Field, nor is there any conditional or unconditional agreement or circumstance whereby such a right may arise;

18.1.10.	to its present knowledge, no person has any right or claim to any payment or other compensation in respect of the use or exploitation of the Background Technology or Project Technology under this Agreement, except as set forth in pre-existing license agreements with Third Parties, reasonably redacted copies of which license agreements have been delivered to CEPI prior to the Effective Date or as set forth in license agreements under negotiation at the Effective Date that contemplate the execution of this Agreement, copies of the drafts of which have been delivered to CEPI prior to the Effective Date;

18.1.11.	the Partner was the sponsor of all clinical trials from which Data was obtained;

18.1.12.	the Partner will disclose to CEPI all relevant Safety Issues and adverse information in relation to the safety and efficacy of the Platform and Project Vaccine that come to its attention;

18.1.13.	to its present knowledge the Partner has disclosed to CEPI all material communications with Regulatory Authorities, any ethical committee refusal to grant approval for a clinical trial, any suspension of a clinical trial, whether initiated by the sponsor, an ethical committee, a Regulatory Authority or an investigator, any action or recommendation of a data safety monitoring board to suspend the clinical trial, and all findings of any audit for a clinical trial for compliance with GCP relating to the Platform and Project Vaccine;

18.1.14.	to its present knowledge none of the Partner, its Affiliates, Sub-Contractors, nor any officer or employee of the foregoing has been debarred or is subject to debarment by a Regulatory Authority anywhere;

18.1.15.	to its present knowledge, all Financial Documents were true, complete and accurate at the date of such document; and

18.1.16.	all CEPI funding has been deposited in the designated bank account in the currency of US dollars in the name of the Partner and into which only the CEPI funding and interest earned on that money has been deposited.

18.2	No implied warranties. Except as expressly provided in this Agreement, neither Party gives any warranties or makes any representations with respect to any of the Background Technology, the Project Technology, the Platform or any Products derived from them, or their fitness for any purpose.

18.3	Obligation to inform. The Partner will use Reasonable Efforts to inform CEPI of any matter which it becomes aware of during the Project Term and which would have been subject of a disclosure under the Disclosure Letter, if it had been known on the Effective Date.

18.4	Liability cap. Either Party’s maximum liability in aggregate to the respective other Party arising out of this Agreement shall not exceed the aggregate of the Work Package Budgets for the Work Packages comprising the Project.

18.5	Exclusions. Except as provided by Clause 18.6, neither Party shall be liable to the other Party for indirect loss of profits, incidental or consequential damages, whether in contract, warranty, negligence, tort, strict liability or otherwise, arising out of any breach of or failure to perform any of the provisions of this Agreement.

18.6	Exclusions from liability cap. Nothing in this Agreement shall limit the liability of either Party for:

18.6.1.	personal injury or death arising out of that Party’s negligence or willful misconduct; or

18.6.2.	fraud or fraudulent misrepresentation or willful misconduct.

18.7	Third Party Claims. The Partner agrees to indemnify CEPI and hold CEPI harmless from and against any and all claims, damages, and liabilities asserted by Third Parties (including claims for negligence) which arise directly or indirectly from a material breach of Partner or its grossly negligent conduct under this Agreement except to the extent such claims are in connection with the negligence or willful conduct by CEPI. And CEPI agrees to indemnify Partner and hold Partner harmless from and against any and all claims, damages, and liabilities asserted by Third Parties (including claims for negligence) which arise directly or indirectly from a material breach of CEPI or its grossly negligent conduct under this Agreement except to the extent such claims are in connection with the negligence or willful conduct by the Partner.

18.8	Conduct of Third Party claims. The Parties shall use reasonable endeavors to avoid, dispute, resist, appeal, compromise or defend any Third Party claims brought against it and to minimize its losses, claims, liabilities, costs, charges and expenses and give the other Party prompt written notice of any Third Party claim for which it requires indemnification under this Clause 18 together with copies of all relevant papers and official documents. The Parties shall agree how to respond to and handle the Third Party claim in an efficient manner. The Parties agree not to take any material action in respect of any Third Party claim without the consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), including settlement of any such Third Party claim.

18.9	Partner insurance obligations. The Partner will obtain and continuously maintain the insurance on a claims arising basis with an insurance company of a credit rating of A or better as set out below and CEPI will bear such costs to the extent modifications of the insurance coverage are triggered by the collaboration hereunder:

18.9.1.	During the period covered by the IPDP. clinical trials insurance as follows:

(i)	the Partner (to the extent the Partner is the sponsor of a clinical trial of Project Vaccine) shall obtain and shall ensure that any Sub-Contractor that is the sponsor of a clinical trial shall obtain, clinical trial insurance on a claims arising basis of at least € [*****] per patient and € [*****] for all insured events from one study per claim including non-negligence cover, such insurance to be effective from the commencement date of the clinical trial until at least [*****] after the completion of the clinical trial or such longer period as is required by the relevant ethical committee or an applicable statutory period of limitation;

(ii)	During the Project Term and for [*****] afterwards, general commercial liability insurance including contractual liability of at least € [*****] per insured event for personal injury and property damage;

(iii)	The Partner shall comply with the terms of these insurance policies for the term and for at least the duration of any applicable statutory period of limitation afterwards;

(iv)	The Parties acknowledge that as at the Effective Date the World Health Organization (“WHO”) is considering an insurance mechanism which would provide insurance cover for the suppliers of investigational products for use in the case of a “Public Health Emergency of International Concern” declared by WHO. The Parties agree that when this mechanism is in place the Parties will discuss in good faith the impact of such arrangement on the Parties’ obligations under this Agreement and how it will apply to the supply of Product in an Outbreak or Outbreak risk.

18.10       CEPI insurance obligations. On exercise of the Public Health License, CEPI will procure that:

18.10.1.	equivalent insurance protection for the Partner to that specified at Clause 18.9 is in place in respect of the Development and Manufacturing of Project Vaccine for use in the Field in the Affected Territories conducted by or on behalf of CEPI;

18.10.2.	procure that the insurer notes Partner’s interest on each such insurance policy;

18.10.3.	provide Partner with a copy of each such insurance policy and certificate and annually on renewal; notify Partner of any claims made under these policies relating to Project Vaccine for use in the Field in the Affected Territory for the Project Term and for at least the duration of any applicable statutory period of limitation afterwards; and

18.10.4.	procure compliance with the terms of these insurance policies for the Project Term and for at least the duration of any applicable statutory period of limitation afterwards.

19.       TERM, TERMINATION AND EFFECTS OF TERMINATION

19.1	Term. This Agreement shall commence on the Effective Date and, unless otherwise agreed between the Parties in a Work Package or Additional Work Package, shall continue in full force and effect for a term of three (3) years from the Effective Date and then expires or earlier if terminated pursuant to this Clause 19 (the “Project Term”).

19.2	Termination. Either Party (the “Terminating Party”) may terminate at any time by giving written notice of termination to other Party (the “Defaulting Party”) where:

19.2.1.	the Defaulting Party commits a breach of a material obligation set out in this Agreement which is not capable of remedy or, where capable of remedy, has not been remedied within [*****] of the receipt by it of a notice from the Terminating Party identifying the breach and requiring its remedy or as otherwise agreed in writing by the Parties; or

19.2.2.	the Defaulting Party is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, or has filed in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Defaulting Party or of its assets, or if the Defaulting Party proposes a written agreement or composition or extension of its debts, or if the Defaulting Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within [*****] after the filing thereof, or if the Defaulting Party has proposed or is a party to any dissolution or liquidation (other than where the Defaulting Party is a creditor claiming repayment in such dissolution or liquidation), or if the Defaulting Party makes an assignment for the benefit of its creditors.

19.3	Additional CEPI termination rights. In addition to the termination rights above, CEPI shall be entitled to terminate this Agreement unilaterally with immediate effect by providing written notice to the Partner in the following circumstances:

19.3.1.	the Partner takes any action incompatible with or which would have an adverse effect (or by omitting to take any action has or would have a similar adverse effect) on CEPI’s mission or reputation or the Partner’s ability to comply with its obligations under the Agreement including where the Partner is unable to achieve the next Milestone Criteria or Stage Gate Criteria by the relevant Milestone Date Stage Gate Date or by the expiry of any cure period agreed between the Parties in writing, or where the Partner fails to take corrective action within any period of time granted to the Partner by CEPI; or

19.3.2.	the Parties are unable to agree a suitable replacement Project Lead within [*****] of the notification referred to in Clause 5.2;

19.3.3.	the JMAG does not approve the IPDP or Marketing Activities Plan;

19.3.4.	on a change of Control of the Partner without CEPI’s prior written agreement, unless the Third Party in Control of the Partner: (i) has confirmed in writing to CEPI that it has sufficient capital, expertise and commitment, either itself or through the Partner, to carry on the Partner’s business as a going concern and (ii) to meet the Partner’s obligations under this Agreement to at least at the same level as the Partner prior to such change of Control; and

19.3.5.	where there are material Safety Issues and/or quality issues in relation to one or more Project Vaccines or use of the Platform that will seriously impact the long-term viability of one or more of Project Vaccines or the Platform. In such circumstances, the Partner shall immediately cease using the Platform and cease Developing and Manufacturing a Project Vaccines directly or indirectly for use in the Field except to the extent required to identify the cause of the Safety Issue and immediately commence a Product recall.

19.4	Dispute. Where there is a dispute between the Parties in relation to this Clause, the matter shall be resolved in accordance with the dispute resolution procedure set out below, and the Parties shall comply with the provisions of this Agreement unless and until the dispute is settled.

20.	EFFECTS OF TERMINATION

20.1	CEPI’s right to use the Background Technology and Project Technology, where the Partner is the Defaulting Party or where termination is pursuant to Clause 19.3. With effect from the expiry of the Project Term (“Termination Date”), CEPI’s licenses hereunder to the Background Technology and Project Technology in the Field and in the Affected Territories, as well as the Commercial Benefits sharing shall survive to:

20.1.1.	Develop and use the Platform for use in the Field via Trusted Manufacturers; Manufacture Product for use in the Field via Trusted Manufacturers;

20.1.2.	compare and contrast the relative advantages and disadvantages of the Platform and alternative platforms for use in the Field; and

20.1.3.	compare and contrast the relative advantages and disadvantages of Project Vaccines for use in the Field against the advantages and disadvantages of alternative equivalent products for use in the Field.

20.2	Provisions of Clause 8. With effect from the Termination Date, the provisions of Clause 8 will cease to have effect.

20.3	Partner supplies of Product. The Partner shall have the right to exhaust supplies of Project Vaccines then in inventory in performance of its obligations under any agreement for supply with a public sector agency or if no such agreement exists at the Termination Date, immediately transfer ownership of the same to CEPI at no cost and inform any Third Party GMP storage facility of the same forthwith.

20.4	Transfer of applications to and approvals from Regulatory Authorities. The Partner shall use all reasonable endeavors to transfer to CEPI (or its nominee) promptly and at the Partner’s cost, all submissions to Regulatory Authorities, Regulatory Filings, Platform Confirmations and Master Files related thereto.

20.5	Materials. To the extent not already provided, the Partner shall provide to CEPI (or its nominee) at the Partner’s cost all Materials, Data, Documents and Know-how required to exercise CEPI’s rights under this Clause within [*****] of CEPI requesting such Materials.

20.6	Contracts. Subject to applicable confidentiality obligations, the Partner shall provide CEPI with copies of all Sub-Contracts which relate to the Development of the Platform for use in the Field, the Development of Project Vaccine and the Manufacturing of Product in the Field and access to which is required for Third Party Manufacturers within [*****] of the Termination Date. Provided that the termination of this Agreement was not caused directly or indirectly by the Sub-Contractor and that Sub-Contractor is not then in breach, the Partner shall use all Reasonable Efforts, at CEPI’s reasonable request, to facilitate the conclusion of a direct contractual relationship between the Sub-Contractor and CEPI or Trusted Manufacturer, to the extent required for CEPI or its nominee.

20.7	Unspent CEPI funding. Where termination occurs prior to the end of a Work Package and affects such Work Package, CEPI shall not be required to make any further payments of CEPI funding to the Partner under this Agreement or any Work Package Statement other than to reimburse the Partner for any non-cancellable expenses incurred in accordance with the Work Package Budget prior to the Termination Date and the Partner shall return any Work Package Budget received from CEPI under the Work Package Budget under this Agreement which is unspent at the date of termination (after deduction of costs incurred and non-cancellable commitments incurred prior to the date of termination) within [*****] after the date of the notice of termination.

20.8       Repayment of CEPI funding by Partner.

20.8.1.	Where termination is due to any material financial irregularity or as a consequence of fraudulent or illegal activity by the Partner. Partner shall repay to CEPI (to the extent it is able to without triggering its insolvency, breach of another philanthropic donor’s grant or contract with Partner) the amount of funds directly related to such financial irregularity or fraudulent or illegal activity within [*****] of the notice of termination. The Partner shall use its Reasonable Efforts to insert and enforce similar reimbursement provisions in its agreements with Sub-Contractors.

20.8.2.	Where termination is for failure to achieve one or more Milestones by the applicable Milestone Date and such failure constitutes a material breach by Partner of its obligations under this Agreement, and that breach has not been remedied, Partner will return a sum equal to the CEPI funding that CEPI has paid to it for the then ongoing Work Package or Additional Work Package, as at the date of notice of termination (less the unspent funds, which are to be handled in accordance with Clause and also less funds which have been spent or reasonably committed to third parties) to CEPI within [*****] of the notice of termination.

20.9	Use of Platform and Project Vaccines by Partner. Consistent with other obligations in this Agreement, the Partner may at its discretion continue to use the Project Technology for any purpose.

20.10	Effects of Termination where CEPI is the Defaulting Party. Where termination occurs prior to the end of the Project Term, CEPI shall make all payments agreed to be made for any Work Package in regard to expenditures that have been commited by the Partner.

20.11	Project Technology. Subject to Clauses 13 and 20, the Partner may at its discretion use the Project Technology for any purpose.

20.12       Survival of Clauses.

20.12.1.	Termination and expiry of this Agreement howsoever arising shall be without prejudice to the rights and duties of either Party accrued prior to termination. The Clauses in this Agreement which expressly or impliedly have effect after or notwithstanding termination (including Clauses 1, 3.12, 3.13, 3.15, 3.16, 4.6, 8 (except where Clause 20.2 applies), 11 to 17 inclusive, 18.4, 18.5, 18.6, 18.7, 18.8, 20 to 22 inclusive shall continue to be enforceable notwithstanding termination. Unless otherwise agreed, the Parties shall not enter into any further Work Package Statements after the date of termination.

20.12.2.	If the Partner terminates this Agreement during or after the Project Term for cause, owing to a material and unrepaired breach by CEPI, the licenses granted under this Agreement shall terminate and the survival under this Clause 20.11 shall not apply.

20.13	Clinical Trial Wind-down. Where at the date of termination there is an on-going clinical trial, unless agreed otherwise by the Parties in writing, the Partner shall procure that no further trial subjects are entered into the clinical trial, and the JMAG and TSC shall work together to plan for the appropriate and ethical completion or wind-down of Development activities in an orderly fashion, with due regard for patient safety and the rights of any subjects that are participants in clinical trial and in consultation with any relevant ethical committee.

21.       GENERAL

21.1       Conflicts. If there is any conflict between the provisions of:

21.1.1.	the main body of this Agreement and the CEPI Policies, then the provisions of this Agreement shall prevail;

21.1.2.	the main body of this Agreement and any Work Package Statement, then the provisions of the Work Package Statement shall prevail; and

21.1.3.	any Work Package Statement and the CEPI Policies, then the provisions of the Work Package Statement shall prevail,

21.2	Waiver. Neither Party shall be deemed to have waived any of its rights or remedies under this Agreement unless the waiver is expressly made in writing and signed by a duly authorized representative of that Party. In particular, no delay or failure of either Party in exercising or enforcing any of its rights or remedies under this Agreement shall operate as a waiver of those rights or remedies nor shall any single or partial exercise or enforcement of any right or remedy by a Party preclude or impair any other exercise or enforcement of that right or remedy by that Party.

21.3	Entire Agreement. This Agreement, including its Schedules attached hereto, together with the Work Package Statements and the CEPI Policies constitutes the entire agreement and understanding between the Parties relating to the subject matter hereof and together they supersede and replace all prior drafts, previous understandings, arrangements, representations or agreements, whether in writing or oral, between the Parties relating to the subject matter of this Agreement. Each Work Package Statement shall be part of this Agreement and shall not form a separate contract to it.

21.4	Variation. No variation, amendment, modification or supplement to this Agreement shall be valid unless and until it is made in writing and signed by a duly authorized representative of each Party. Once a Work Package Statement has been signed by both Parties, no amendment shall be made to it except if the amendment is in writing, has been approved by the JMAG and has been signed by a duly authorized representative of each Party.

21.5	Assignment. Neither Party shall, without the prior written consent of the other Party assign, transfer, convey or declare a trust over this Agreement or make any other disposition (whether in whole or in part) of any of its rights and obligations hereunder to any Third Party, including by novation, except that CEPI may transfer its rights and obligations to Wellcome, Gates or an organization of equivalent charitable mission, if CEPI considers (in good faith) that CEPI will not be in a position to fulfil its obligations or exercise its rights in the future. Partner shall have a right to assign this Agreement to an Affiliate or a Third Party which acquires all or substantially all of the assets related to the collaboration under this Agreement. In the event that the Partner is considering any of the actions referred to above, Partner shall promptly notify CEPI and CEPI will have the right to conduct such due diligence as CEPI, in its sole discretion, deems appropriate prior to such action completing and prior to CEPI notifying the Partner of its decision.

21.6	Severance of Terms. If the whole or any part of this Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including both by reason of the provisions of any legislation and also by reason of any court or competent authority which either has jurisdiction over this Agreement or has jurisdiction over either Party): in the case of the illegality, invalidity or un-enforceability of the whole of this Agreement it shall terminate only in relation to the jurisdiction in question; and in the case of the illegality, invalidity or un-enforceability of part of this Agreement that part shall be severed from this Agreement in the jurisdiction in question and that illegality, invalidity or un-enforceability shall not in any way whatsoever prejudice or affect the remaining parts of this Agreement, which shall continue in full force and effect. If in the reasonable opinion of any Party any severance under this Clause materially affects the commercial basis of this Agreement, the Parties shall discuss, in good faith, ways to eliminate the material effect.

21.7	Costs. Each Party shall bear its own legal costs, legal fees and other expenses incurred in the preparation, negotiation and execution of this Agreement and any Work Package Statements.

21.8	Further Assurances. Each Party shall perform such acts and execute such documents as may be reasonably required for securing to or vesting in the other Party the rights agreed to be granted to it under or pursuant to this Agreement.

21.9	Notices. Any notice to be given pursuant to this Agreement shall be in writing in the English language and shall be delivered by overnight courier, by registered, recorded delivery or certified mail (postage prepaid) to the address of the recipient Party set out below or such other address as a Party may from time to time designate by written notice to the other Party:

Address of the Partner:

Partner

CureVac AG

Paul-Ehrlich-Strasse 15

72076 Tübingen

Germany

For the attention of: CEO

With a copy to: Director Legal

CEPI

Gibbs Building, 215 Euston Road

Bloomsbury, London

NW1 2BE

United Kingdom

For the attention of:   [*****]   General Counsel

With a copy to:   [*****]   Director of Vaccine Development

Any notice given pursuant to this Clause shall be deemed to have been received on the day of receipt, provided receipt occurs on a Business Day of the recipient Party or otherwise on the next following Business Day of the recipient. The Parties agree that email and fax are not valid methods of giving notice under this Agreement except that notification of Safety Issues as required by Clause 7.6 should be communicated to the relevant JMAG Members by email (with receipt acknowledgement) in the interests of urgency as well as sent in writing in accordance with this Clause 21.9.

21.10	Partnership. Nothing in this Agreement shall be taken to constitute a partnership between the Parties. Except as specifically provided in this Agreement, neither Party shall by reason of this Agreement be empowered to act as agent for the other Party nor to pledge the credit of the other Party nor shall either Party be held liable for or incur liability in respect of the acts or defaults of the other Party to this Agreement.

21.11	Counterparts. This Agreement may be executed in any number of counterparts, including electronic counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

21.12	Rights of Third Parties. Except for Wellcome and Gates, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

21.13	Force Majeure. Neither Party shall be deemed to have defaulted under or to be in breach of this Agreement for failure or delay in fulfilling material obligations when such failure or delay is directly caused by an event, including but not limited to war, acts of war, insurrections, acts of terrorism, acts of God (excluding the outbreak of disease) or acts, omissions or delays in acting or failure to act by any of CEPI’s funders. Should any of the aforementioned occur, each Party shall inform the other in writing of such event, act, omission or delay and the Parties will discuss the situation, and acting in good faith, agree on the appropriate course of action under the circumstances. In the event of issues regarding CEPI funders, then those courses of action may include, without limitation, revised payment schedules or assignment pursuant to Clause 21.5 above.

22.       DISPUTE RESOLUTION, GOVERNING LAW AND JURISDICTION

22.1	Escalation process. Any question, difference or dispute which may arise concerning the construction, meaning or effect of this Agreement, or concerning the rights or liabilities of the Parties hereunder, or any other matter arising out of or in connection with this Agreement shall first be submitted to the Chief Executive Officer of CEPI and the Chief Executive Officer of the Partner (the “Senior Officers”) for resolution (each of whom may call on others to advise them as they see fit) unless this Agreement expressly provides otherwise. The Senior Officers shall discuss the matter in good faith and in a timely manner and endeavor to reach a mutually agreeable solution. If the Parties are unable to resolve such dispute through such negotiations within [*****] of such dispute being escalated to the Senior Officers, then in respect of any dispute, controversy or claim other than those that concern: the validity or infringement of Technology; anti-trust, anti-monopoly or competition law or regulation; and/or breach or threatened breach of Clauses 14, 15 and 17, the Parties irrevocably submit to arbitration in accordance with Clause 22.2. In respect of disputes relating to the validity or infringement of Technology; anti-trust, anti-monopoly or competition law or regulation; and/or breach or threatened breach of Clauses 14, 15 and 17, the Parties irrevocably submit to the exclusive jurisdiction of the Courts of England and Wales.

22.2	Arbitration. Any disputes to be resolved by binding arbitration shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference into this Clause. The number of arbitrators shall be one in event of a dispute in connection with an Outbreak. Otherwise the number of arbitrators shall be three. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English.

22.3	Governing Law. This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of this Agreement or its formation) shall be governed by and construed in accordance with the laws of England and Wales, except for questions regarding the validity of patents, which shall be resolved in the courts having jurisdiction over the patents in question and in accordance with the laws applicable to such patents.

IN WITNESS whereof the Parties through their duly authorized representatives have executed this Agreement.

Signed for and on behalf of CUREVAC AG by its duly authorized signatories:

Signature:	/s/ Janiez Menichezla

NAME:	JANIEZ MENICHEZLA

TITLE:	CEO

Date:	2/14/2019

Signature:	/s/ Franz-Werner Haas

NAME:	Franz-Werner Haas

TITLE:	Chief Operating Officer

Date:	February 14,2019

Signed for and on behalf of COALITION FOR EPIDEMIC PREPAREDNESS INNOVATIONS by its duly authorized signatory:

Signature:

NAME:

TITLE:

Date:

IN WITNESS whereof the Parties through their duly authorized representatives have executed this Agreement.

Signed for and on behalf of CUREVAC AG by its duly authorized signatory:

Signature:

NAME:

TITLE:

Date:

Signature:

NAME:

TITLE:

Date:

Signed for and on behalf of COALITION FOR EPIDEMIC PREPAREDNESS INNOVATIONS by its duly authorized signatory:

Signature:	/s/ Richard Hatchett

NAME:	RICHARD HATCHETT

TITLE:	CEO

Date:	15 February 2019

SCHEDULE 1

TEMPLATE FOR WORK PACKAGE STATEMENTS

Work Package Statement

[Description of Work Package]

Made on                                                                                         (the “Effective Date”)

Between:

1.	COALITION FOR EPIDEMIC PREPAREDNESS INNOVATIONS, a not-for-profit international association existing under Norwegian law with address at Marcus Thranesgate 2, PO box 123 Torshov, N-0412 Oslo Norway (“CEPI”); and

2.	XXXXXXXXXXXX, a private company existing under XXXXX law with address at XXXXXXXXXXXXXXXXXXXXXXXXX. (“XXXXXXX”, or the “Partner”).

INTRODUCTION

This document is a Work Package Statement pursuant to the Framework Partnering Agreement dated [             ] and entered into by the Parties (the “Partnering Agreement”) and outlines the tasks and actions which take place during the execution of [description of disease and work package].

NOW IT IS AGREED THAT:

1.	Defined terms in this Work Package Statement shall have the meaning given to them in the Partnering Agreement unless otherwise stated.

2.       The Partner shall:

a.	perform all activities set out in Schedule 1 and provide the Partner Contribution, if any, set out in Schedule 2 to deliver the Deliverables set out in Schedule 3, Part 1;

b.	use Reasonable Efforts to achieve the Milestones Criteria set out in Schedule 3, Part 2 by the applicable Milestone Date;

c.	ensure that all Contractor Results are produced on behalf of the Partner, as set out in Schedule 3, Part 3; and

d.	use Reasonable Efforts to achieve the Stage Gates set out in Schedule 4 by the applicable Stage Gate Date.

3.	CEPI shall make payments to the Partner up to a maximum of the Work Package Budget set out in Schedule 5 in accordance with Clauses 3.7 – 3.12 of the Partnering Agreement.

4.	The terms and provisions of the Partnering Agreement are incorporated by reference to this Work Package Statement and all rights and obligations arising under this Work Package Statement shall be governed by and construed in accordance with the terms of the Partnering Agreement.

IN WITNESS whereof the Parties through their duly authorised representatives have executed this Agreement.

Signed for and on behalf of COALITION FOR EPIDEMIC PREPAREDNESS INNOVATIONS by its duly authorised signatory:

Signature:

Name:

Title:

Date:

Signed for and on behalf of XXXXXXXXXXXXX by its duly authorised signatory:

Signature:

Name:

Title:

Date:

SCHEDULE 1 – ACTIVITIES

SCHEDULE 2 – PARTNER CONTRIBUTION

[To be completed, or deliberately left blank]

SCHEDULE 3 – DELIVERABLES, MILESTONES & CONTRACTOR RESULTS

PART 1

DELIVERABLES LIST

The Deliverables for this work package are listed below:

Deliverable	Description	Date

PART 2

MILESTONE LIST

The specific Milestones for this work package are listed below:

Milestone	Milestone Criteria	Milestone
Number		Date

PART 3

CONTRACTOR RESULTS LIST

For each Contractor / Subcontractor please provide the following information:

Contractor / Subcontractor 1

Name of Contractor / Subcontractor:

Registered Address:

Location of Incorporation:

Company Number (where relevant):

Overview of the role they shall perform:

Contractor Result	Description	Date

Contractor / Subcontractor 2

Name of Contractor / Subcontractor:

Registered Address:

Location of Incorporation:

Company Number (where relevant):

Overview of the role they shall perform:

Contractor Result	Description	Date

SCHEDULE 4 – STAGE GATES

Stage Gate Criteria	Stage Gate Date

SCHEDULE 5 – WORK PACKAGE BUDGET

A summary of the Work Package Budget by cost category is set out below. A detailed budget is attached as Schedule 5.1 to this Work Package Statement.

WP [description]	Budgeted	Comments
Total
Personnel
Travel
Consultants
Equipment
Other Direct Costs
Sub-awards
Total Direct Cost
Indirect Cost Rate on Primary awardee’s Portion
Primary awardee’s Indirect Cost Rate on Sub-award Portion
WP [description] Total Budget

SCHEDULE 6 – PAYMENT SCHEDULE

Quarterly Report - due each project quarter within 20 Business Days of the periods ending:	Financial Summary & Reporting Form - due each project quarter within 20 Business Days of the periods ending:	Payment requests - due every 6 months with the Financial Summary & Reporting Forms for the periods ending:
31 March	31 March	30 June
30 June	30 June	31 December
30 September	30 September
31 December	31 December

SCHEDULE 2

PARTNER CONTRIBUTION

[*****]

SCHEDULE 3

BACKGROUND TECHNOLOGY

[*****]

SCHEDULE 4

CEPI FUNDING AND PROJECT BUDGET

[*****]

SCHEDULE 5

WORK PACKAGE STATEMENTS

[*****]

Schedule 5

Work Package Statements

[*****]

Appendix F

[*****]

Schedule 6

IPDP

 [*****]

SCHEDULE 7

COST OF GOODS

SOLD FORMULA

[*****]

SCHEDULE 8

TEMPLATE FINANCIAL SUMMARY AND REPORTING FORM

This file consists of seven worksheets (in addition to this one):

1.	Cover Letter, Quarterly should be completed, signed by an authorised representative for the awardee, and submitted to CEPI (in pdf) together with the quarterly financial report.

2.	Financial Summary. In order to follow the disbursement cycles, the columns are divided into biannual groups (two quarters), and the rows are grouped by the work packages.

•	First, choose the relevant year and quarter by clicking the + on top of the sheet
•	Second, choose the relevant work package(s) by clicking the + on the left-hand side

Once every six months the projected expenditure for the upcoming period should be completed. Please note that the projected expenditure cannot exceed six months.

Please fill in the actual expenditure for the relevant quarter and the relevant sub-work package. Please include only expenditure that has actually been incurred and reimbursed during the quarterly period.

3.	Notes. Please explain expenditure that deviates notably from the projections.

4.	Financial Narrative. Please answer the narrative questions. We recommend that a transcript of your complete transactions for the current quarterly reporting period is provided in a separate attachment.

5.	Work-Package Statement. For completion by CEPI only - visible for Awardee’s reference.

6.	Asset register should be completed upon purchase of new equipment/capital expenditure.

7.	Biannual Payment Request should be completed, signed by an authorised representative for the awardee, and submitted to CEPI (in pdf) when requesting payment for the upcoming biannual period.

The file is protected. It is only possible to insert data into yellow and green cells:

Enter information into light yellow cells

Enter actual expenditures into green cells

If you need more space to write in the yellow cells, drag the boundary to expand it:

To be completed by CEPI
Import date

Cost center
Coalition for Epidemic Preparedness Innovations, CEPI
Import text		Marcus Thranes gate 2
0473 OSLO
Norway
Registration number: 917687811

Awardee name

Address

Reg.no.

Subject:	Quarterly Financial Report

Your reference

CEPI’s reference	INCU1901

Financial report number

Start date, financial reporting period

End date, financial reporting period

Funding from other donor		If Yes, please state donor name(s) and amount(s) for the
current reporting period:

Main currency for Awardee		If Other, please state currency and exchange rate
against the USD used for the current reporting period:

Currency Sub-awardees		Please list all sub-awardees that use other currencies than
USD, and state their exchange rate against the
USD used for the current reporting period:

Indirect cost rate on primary Awardee’s portion
Primary awardee’s indirect cost rate on Sub-award portion

I hereby declare that to the best of my knowledge all information provided in this financial report is full, reliable and true.

Place and date		Signature authorised representative

Printed name and title

Year 1, Q1 & Q2							Year 1, Q3 & Q4						Year 2, Q1 & Q2
	Projected Q1&Q2 Expenditure	Q1 Actual Expenditure	Q2 Actual Expenditure	Variance, $	Variance, %	Note no.	Projected Q3&Q4 Expenditure	Q3 Actual Expenditure	Q4 Actual Expenditure	Variance, $	Variance, %	Note no.	Projected Q1&Q2 Expenditure	Q1 Actual Expenditure	Q2 Actual Expenditure	Variance, $	Variance, %	Note no.
Total, Completed work packages	$-	$-	$-				$-	$-	$-				$-	$-	$-
Work package 1
Total WP 1	$-	$-	$-	$-			$-	$-	$-	$-			$-	$-	$-	$-
WP1.1 Research batch Ag #1
Personnel				$-	0%					$-	0%					$-	0%
Travel				$-	0%					$-	0%					$-	0%
Consultants				$-	0%					$-	0%					$-	0%
Equipment				$-	0%					$-	0%					$-	0%
Other Direct Costs				$-	0%					$-	0%					$-	0%
Sub-awards				$-	0%					$-	0%					$-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
TOTAL WP 1.1	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
WP1.2 Preclinical POC Ag #1
Personnel				$-	0%					$-	0%					$-	0%
Travel				$-	0%					$-	0%					$-	0%
Consultants				$-	0%					$-	0%					$-	0%
Equipment				$-	0%					$-	0%					$-	0%
Other Direct Costs				$-	0%					$-	0%					$-	0%
Sub-awards				$-	0%					$-	0%					$-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
TOTAL WP 1.2	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
WP1.3 Regulatory Ag #1
Personnel				$-	0%					$-	0%					$-	0%
Travel				$-	0%					$-	0%					$-	0%
Consultants				$-	0%					$-	0%					$-	0%
Equipment				$-	0%					$-	0%					$-	0%
Other Direct Costs				$-	0%					$-	0%					$-	0%
Sub-awards				$-	0%					$-	0%					$-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
TOTAL WP 1.3	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Work package 2
Total WP 2	$-	$-	$-	$-			$-	$-	$-	$-			$-	$-	$-	$-
WP2.1 Research batch Ag #2
Personnel				$-	0%					$-	0%					$-	0%
Travel				$-	0%					$-	0%					$-	0%
Consultants				$-	0%					$-	0%					$-	0%
Equipment				$-	0%					$-	0%					$-	0%
Other Direct Costs				$-	0%					$-	0%					$-	0%
Sub-awards				$-	0%					$-	0%					$-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
TOTAL WP 2.1	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
WP2.2 Preclinical POC Ag #2
Personnel				$-	0%					$-	0%					$-	0%
Travel				$-	0%					$-	0%					$-	0%
Consultants				$-	0%					$-	0%					$-	0%
Equipment				$-	0%					$-	0%					$-	0%
Other Direct Costs				$-	0%					$-	0%					$-	0%
Sub-awards				$-	0%					$-	0%					$-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
TOTAL WP 2.2	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
WP2.3 Development & GMP Ag #2
Personnel				$-	0%					$-	0%					$-	0%
Travel				$-	0%					$-	0%					$-	0%
Consultants				$-	0%					$-	0%					$-	0%
Equipment				$-	0%					$-	0%					$-	0%
Other Direct Costs				$-	0%					$-	0%					$-	0%
Sub-awards				$-	0%					$-	0%					$-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
TOTAL WP 2.3	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
WP2.4 Regulatory Ag #2
Personnel				$-	0%					$-	0%					$-	0%
Travel				$-	0%					$-	0%					$-	0%
Consultants				$-	0%					$-	0%					$-	0%
Equipment				$-	0%					$-	0%					$-	0%
Other Direct Costs				$-	0%					$-	0%					$-	0%
Sub-awards				$-	0%					$-	0%					$-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%
TOTAL WP 2.4	$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%

Year 2, Q3 & Q4						Year 3, Q1 & Q2						Year 3, Q3 & Q4
Projected Q3&Q4	Q3 Actual	Q4 Actual	Variance,	Variance,	Note	Projected Q1&Q2	Q1 Actual	Q2 Actual	Variance,	Variance,	Note	Projected Q3&Q4	Q3 Actual	Q4 Actual	Variance,	Variance,	Note	Budget	Total Cumulative	Available
Expenditure	Expenditure	Expenditure	$	%	no.	Expenditure	Expenditure	Expenditure	$	%	no.	Expenditure	Expenditure	Expenditure	$	%	no.	Award	Expenditure	Balance
$-	$-	$-				$-	$-	$-				$-	$-	$-				$-	$-	$0.00

$-	$-	$-	$-			$-	$-	$-	$-			$-	$-	$-	$-			$-	$-	$0.00

			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00

			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00

			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00

$-	$-	$-	$-			$-	$-	$-	$-			$-	$-	$-	$-			$-	$-	$0.00

			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00

			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00

			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00

			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
			$-	0%					$-	0%					$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%			$-	$0.00
$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$-	$-	0%		$-	$-	$0.00

Work package 3
Work package 4
Total WP 4	$-	$-	$-	$-		$-	$-	$-	$-		$-	$-	$-	$-
WP4.1 Research batch Ag #3
Personnel				$-	0%				$-	0%				$-	0%
Travel				$-	0%				$-	0%				$-	0%
Consultants				$-	0%				$-	0%				$-	0%
Equipment				$-	0%				$-	0%				$-	0%
Other Direct Costs				$-	0%				$-	0%				$-	0%
Sub-awards				$-	0%				$-	0%				$-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
TOTAL WP 4.1	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
WP4.2 Preclinical POC Ag #3
Personnel				$-	0%				$-	0%				$-	0%
Travel				$-	0%				$-	0%				$-	0%
Consultants				$-	0%				$-	0%				$-	0%
Equipment				$-	0%				$-	0%				$-	0%
Other Direct Costs				$-	0%				$-	0%				$-	0%
Sub-awards				-	0%				-	0%				-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
TOTAL WP 4.2	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
WP4.3 Development & GMP Ag #3
Personnel				$-	0%				$-	0%				$-	0%
Travel				$-	0%				$-	0%				$-	0%
Consultants				$-	0%				$-	0%				$-	0%
Equipment				$-	0%				$-	0%				$-	0%
Other Direct Costs				$-	0%				$-	0%				$-	0%
Sub-awards				$-	0%				$-	0%				$-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
TOTAL WP 4.3	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
WP4.4 Regulatory Ag #3
Personnel				$-	0%				$-	0%				$-	0%
Travel				$-	0%				$-	0%				$-	0%
Consultants				$-	0%				$-	0%				$-	0%
Equipment				$-	0%				$-	0%				$-	0%
Other Direct Costs				$-	0%				$-	0%				$-	0%
Sub-awards				$-	0%				$-	0%				$-	0%
TOTAL DIRECT COST	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
Indirect Cost (Primary Awardee Portion)	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
Indirect Cost (Sub-award Portion)	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%
TOTAL WP 4.4	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%

$-	$-	$-	$-		$-	$-	$-	$-		$-	$-	$-	$-		$-	$-	$0.00

			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$0.00

			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			-	0%				-	0%				-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$0.00

			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$0.00

			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
			$-	0%				$-	0%				$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%		$-	$0.00
$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$-	$-	0%	$-	$-	$0.00

Note no.	Variance notes
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20

1. Six-Month Projection
Please describe the components of your projected six-month expenditure, commenting on all cost categories.

2. Personnel
Please describe whether the staff and FTE were needed for the current quarterly period as anticipated, and if they were deployed as expected. (Please provide your transaction list demonstrating your actual quarterly Personnel costs).

3. Travel
Please describe whether planned travel was undertaken as expected during the current quarterly period. Please describe the travel that was undertaken. (Please provide your transaction list demonstrating your actual quarterly Travel costs).

4. Consultants
Please individually list any consultants that were deployed and reimbursed during the current quarterly period, including the number of billable units. (Please provide your transaction list demonstrating your actual quarterly Consultant costs).

5. Equipment & Capital Expenditure
Please describe whether equipment items were purchased in line with your projected expenditure for the current quarterly period. (Please provide your transaction list demonstrating your actual quarterly Equipment & Capital Expenditure costs).

6. Other Direct Costs
Please describe whether other direct costs were as expected in-line with your projected expenditure for the current quarterly period. (Please provide your transaction list demonstrating your actual quarterly Other Direct Costs).

7. Sub-awards
Please individually list the sub-awardees that were deployed and reimbursed during the quarterly period. (Please provide your transaction list demonstrating your actual quarterly Sub-award costs).

8. Work-Package
Please describe your confidence that the total remaining Work Package funds per cost category are sufficient to complete the Work Package activities. For example, do you expect to incur new or unplanned costs in order to complete the Work Package activities.

9. Risk
Please describe any potential technical or financial risks that may have an impact on the project’s financial performance.

10. Non-USD expenditure
If you have indicated non-USD expenditure on the cover letter, please explain which portion of your actual expenditure was incurred in each currency.

11. Procurement
During the current quarterly period did you procure any goods, services or supplies, or, enagage any subawardee, subcontractors or other third parties who were not specifically named in the Work Package budget? If yes, please list the third party name, value and a brief description of the goods, services or supplies and describe how you complied with the CEPI Procurement Procedure.

	Q1	Q2	Q3	Q4	Y1 Total	Q5	Q6	Q7	Q8	Year 2 Total	Q9	Q10	Q11	Q12	Year 3 Total	Total Award
WP1.1 Research batch Ag #1
Revenue
WP 1.1. Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 1.1 CEPI Biannual Payment:
WP 1.1 Projected 6 Month Expenditure	0.00		0.00		0.00	0.00		0.00		0.00	0.00		0.00		0.00
WP 1.1 Retained Amount					0.00					0.00					0.00
WP 1.1 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 1.1 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.1 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.1 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.1 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 1.1 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.1 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.1 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.1 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.1 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP1.2 Preclinical POC Ag #1
Revenue
WP 1.2 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 1.2 CEPI Biannual Payment:
WP 1.2 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.2 Retained Amount					0.00					0.00					0.00
WP 1.2 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 1.2 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.2 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.2 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.2 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 1.2 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.2 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.2 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.2 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.2 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

WP1.3 Regulatory Ag #1
Revenue
WP 1.3 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 1.3 CEPI Biannual Payment:
WP 1.3 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.3 Retained Amount					0.00					0.00					0.00
WP 1.3 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 1.3 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.3 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.3 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.3 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 1.3 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.3 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.3 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.3 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 1.3 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP2.1 Research batch Ag #2
Revenue
WP 2.1. Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 2.1 CEPI Biannual Payment:
WP 2.1 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.1 Retained Amount					0.00					0.00					0.00
WP 2.1 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 2.1 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.1 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.1 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.1 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 2.1 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.1 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.1 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.1 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.1 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP2.2 Preclinical POC Ag #2
Revenue
WP 2.2 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 2.2 CEPI Biannual Payment:
WP 2.2 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.2 Retained Amount					0.00					0.00					0.00
WP 2.2 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 2.2 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.2 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.2 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.2 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 2.2 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.2 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.2 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.2 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.2 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

WP2.3 Development & GMP Ag #2
Revenue
WP 2.3 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 2.3 CEPI Biannual Payment:
WP 2.3 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.3 Retained Amount					0.00					0.00					0.00
WP 2.3 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 2.3 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.3 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.3 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.3 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 2.3 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.3 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.3 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.3 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.3 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP2.4 Regulatory Ag #2
Revenue
WP 2.4 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 2.4 CEPI Biannual Payment:
WP 2.4 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.4 Retained Amount					0.00					0.00					0.00
WP 2.4 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 2.4 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.4 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.4 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.4 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 2.4 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.4 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.4 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.4 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 2.4 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

WP3.1 Clinical trial Ag #2
Revenue
WP 3.1 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 3.1 CEPI Biannual Payment:
WP 3.1 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.1 Retained Amount					0.00					0.00					0.00
WP 3.1 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 3.1 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.1 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.1 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.1 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 3.1 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.1 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.1 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.1 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.1 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

WP3.2 Regulatory Ag #2
Revenue
WP 3.2 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 3.2 CEPI Biannual Payment:
WP 3.2 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.2 Retained Amount					0.00					0.00					0.00
WP 3.2 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 3.2 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.2 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.2 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.2 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 3.2 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.2 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.2 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.2 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 3.2 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

WP4.1 Research batch Ag #3
Revenue
WP 4.1 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 4.1 CEPI Biannual Payment:
WP 4.1 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.1 Retained Amount					0.00					0.00					0.00
WP 4.1 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 4.1 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.1 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.1 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.1 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 4.1 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.1 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.1 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.1 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.1 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP4.2 Preclinical POC Ag #3
Revenue
WP 4.2 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 4.2 CEPI Biannual Payment:
WP 4.2 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.2 Retained Amount					0.00					0.00					0.00
WP 4.2 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 4.2 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.2 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.2 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.2 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 4.2 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.2 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.2 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.2 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.2 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

WP4.3 Development & GMP Ag #3
Revenue
WP 4.3 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 4.3 CEPI Biannual Payment:
WP 4.3 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.3 Retained Amount					0.00				0.00						0.00
WP 4.3 Payment Reduction (Positive Balance at Period End Only)					0.00				0.00						0.00	n/a
WP 4.3 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.3 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.3 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.3 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 4.3 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.3 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.3 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.3 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.3 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP4.4 Regulatory Ag #3
Revenue
WP 4.4 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 4.4 CEPI Biannual Payment:
WP 4.4 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.4 Retained Amount					0.00				0.00						0.00
WP 4.4 Payment Reduction (Positive Balance at Period End Only)					0.00				0.00						0.00	n/a
WP 4.4 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.4 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.4 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.4 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 4.4 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.4 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.4 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.4 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 4.4 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

WP5.1 Clinical trial Ag #3
Revenue
WP 5.1 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 5.1 CEPI Biannual Payment:
WP 5.1 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.1 Retained Amount					0.00				0.00						0.00
WP 5.1 Payment Reduction (Positive Balance at Period End Only)					0.00				0.00						0.00	n/a
WP 5.1 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.1 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.1 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.1 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 5.1 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.1 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.1 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.1 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.1 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

WP5.2 Regulatory Ag#3
Revenue
WP 5.2 Carry-over Amount from Prior Period		0.00	0.00	0.00	n/a	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	n/a
WP 5.2 CEPI Biannual Payment:
WP 5.2 Projected 6 Month Expenditure	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.2 Retained Amount					0.00					0.00					0.00
WP 5.2 Payment Reduction (Positive Balance at Period End Only)					0.00					0.00					0.00	n/a
WP 5.2 Biannual Payment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.2 Interest Earned	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.2 Other Gains / (Losses)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.2 TOTAL CASH AVAILABLE BY PERIOD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Expenditure
WP 5.2 Funds Spent on Direct Costs	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.2 Funds Spent on Indirect Cost (Primary Awardee Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.2 Funds Spent on Indirect Cost (Subaward Portion)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.2 Total Expenditure by Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WP 5.2 TOTAL BALANCE AT PERIOD END	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Asset and Equipment Register Template
Organisation:
Address:
Asset/ Equipment No.*	Asset/Equipment Description	Purchase Date	Purchase Price	Purchase Currency	Location (include full address)	Pricing Class	Manufacturer, Model/Model No, and item serial number.	Warranty No. and Duration (Years)	Maintenance Requirements	Supplier Details (Name, address, registration number etc)
1
2
3
4
5
6
7
8
9
10
TOTAL			$0.00

(*Equipment only includes items with a unit cost of at least $5,000 (USD) and a useful life of more than one year)

Pricing Class
Price Type:	Purchase Price:
A	$5,000 - $12,799
B	$12,800 - $63,999
C	$64,000 <

Awardee name		Coalition for Epidemic Preparedness Innovations, CEPI
Marcus Thranes gate 2
Address		0473 OSLO
Norway
Registration number: 917687811

Reg.no.

Subject:	Biannual payment request

Your reference

CEPI’s reference	INCU1901

Payment request number

Start date, 6 month payment period

End date, 6 month payment period

Is report for previous biannual period enclosed?		If no, please explain why:

A. Total projected expenditure this payment period

For reference: CEPI retainer % applied to projected expenditure	N/A

B. Total retained, this payment period	$-

C. Interest earned in previous payment period

D. Available cash balance (from previous reporting period)

E. Total payment request	$-

Awardee Bank Account Details for Receipt of CEPI Funds
Account holder
Name of bank
Branch address
IBAN
BIC/SWIFT

I hereby declare that to the best of my knowledge all information provided in this payment request is full, reliable and true.

Place and date		Signature authorised representative

Printed name and title

SCHEDULE 9

QUARTERLY REPORT TEMPLATE

CEPI Quarterly Report

CUREVAC AG

From …… to ……

Executive Summary

(Please provide a short summary of progress and/or issues encountered over the last three months-<300 words).

Quarterly Report

(Please amalgamate the previous three monthly reports into two slides as shown below).

Current Project Status	Next steps
• Please describe the preparations required for the next steps in the project here
• WP-X.1
• <short description of work-package and status>

• WP-X.2
• < short description of work-package and status >

• WP-X.3	Next Milestone/Stage Gate
• < short description of work-package and status >	• Please include milestones and/or Stage Gates due within the next 30 days

Challenges
• Review the risk register here, highlighting any new issues in particular or the status of ongoing problems

•	Please list progress towards the next Milestone, Deliverable or Stage Gate due within the next month

WBS	Milestone, Deliverable or Stage Gate	Target Completion Date	Actual Completion Date	Status
Date
Date
Date

• If any tasks are causing concern please explain any remedial actions and update the Risk Registry accordingly

WBS	Task description	Issue plus remedial action

Progress

(Please insert progress chart from latest monthly report.)

(Please update the following table based on activities which have been completed within the last six months).

Milestones/Deliverables	Activity
WP X.Y	Milestone achieved

Stage Gate
WP X.Y	Stage Gate achieved

Communication

(Please update the following table with the communication activities from the quarter and the planned ones for the next three months).

Past three months			Next three months
Type of	Who	When	Type of	Who	When
communication			communication

Intellectual Property

(Please fill in the table below. This is a reflection of the obligations outlined in the agreed Partnership Agreement)

During the previous 3 months;

Have you or any subawardee generated any of the following? If yes, please describe below.
New or novel scientific or test data? Including clinical data, CMC data, pharmacological data or toxicological data?	New or novel invention, work or discovery? Including concepts, data, designs, formulae, methods, models, assays, procedures, processes, specifications or algorithms?
(Please insert details here)	(Please insert details here)

If you or any subawardee has generated any novel invention, work or discovery, please describe if you have or if will you seek intellectual protection for a registered patent, design right, trade-mark, trade-name, database right, copyright or other right subsisting in any part of the world?
(Please insert details here)

Have you or any subawardee made any formal submissions to any Regulatory Authority relating to the development, manufacture or marketing of any product, results, foreground intellectual property or other outputs from the CEPI project? If yes, please describe below and provide copies of all minutes, communications and other submission documentation.
(Please insert details here)

During the next 3 months, do you or any subawardee intend to publish or disseminate any foreground intellectual property, results or data from the CEPI project? If yes, please describe:
The foreground intellectual property, results or data that you wish to publish or disseminate?	The authors who will be named?	How you will comply with CEPI’s open access requirements set out in the Partnering Agreement and CEPI’s Open Access Policy ?
(Please insert details here)	(Please insert details here)	(Please insert details here)

During the next 3 months, do you intend to deploy, use or exploit any foreground intellectual property, results or outputs from the CEPI project outside of the CEPI project? If yes, please describe below.
Your proposed or intended further use or exploitation?	If the use or exploitation will occur in the Field of the CEPI project and/or in an Affect Territory?	If the use or exploitation is for the purpose of Development or Marketing activities?	If the use or exploitation is for the purpose of generating commercial revenue
(Please insert details here)	(Please insert details here)	(Please insert details here)	(Please insert details here)

Forecast

(Please provide a forecast for the next six months of milestones/deliverables and any Stage Gates due. Please explain briefly the main activities which will need to be completed).

Milestones/Deliverables	Activity
WP X.Y	Milestone/Deliverable(s) and date due

Stage Gate
WP X.Y	Stage Gate(s) and due date

Intellectual Property
Area covered	Please outline any proposed filing within the next 6 months

Change Control

(Please describe any agreed changes to activities of the project and impact the impact that this may have on timelines. Insert the date that was originally targeted for completion of the activity, and revised date.).

Function	Change	Impact	Initial	Revised
			date	date

Planning

(Please attach a link to the Gantt chart with progress bars updated. This should be stored on your secure server. Please copy the original and rename it with the appropriate time period. For example. Project_Plan_Jan19_Mar19).

Risk Register

(Please update the Risk Register and attach a link to its location on your secure server. Please copy the original and rename it with the appropriate time period. For example. Risk_Register_Jan19_Mar19).

SCHEDULE 10

CEPI POLICIES

[*****]

SCHEDULE 11

TEAM CHARTER

[*****]

SCHEDULE 12

DISCLOSURE LETTER

[*****]

SCHEDULE 13

PARTNER FUNDER REQUIREMENTS

[*****]